UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________________________________
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
_______________________________________________________
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12
NEWLAKE CAPITAL PARTNERS, INC.
(Name of Registrant as Specified in its Charter)
_______________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

50 Locust Ave, First Floor Suite 8
New Canaan, CT 06840
April 23, 2026
Dear Fellow Stockholders:

On behalf of the board of directors and management, I cordially invite you to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of NewLake Capital Partners, Inc. (the “Company”, “NLCP” or “NewLake”). The Company’s principal executive office is located at 50 Locust Ave, First Floor, Suite 8, New Canaan, CT 06840. The Annual Meeting will be held at 11:00 a.m. Eastern Time on June 4, 2026 through a virtual web conference at www.virtualshareholdermeeting.com/NLCP2026. You will be able to attend the Annual Meeting online, vote your shares electronically, and submit questions during the meeting by logging into the website listed above using the 16-digit control number included in your Notice of Internet Availability of Proxy Materials ("Notice"), on your proxy card, or on any additional voting instructions accompanying these proxy materials. We recommend that you log in a few minutes before the meeting to ensure you are admitted when the meeting starts.
We have included with this letter a proxy statement that provides you with detailed information about the Annual Meeting. We encourage you to read the entire proxy statement carefully. You may also obtain more information about NewLake from documents we have filed with the Securities and Exchange Commission (the “SEC”).
We are delivering our proxy statement and annual report pursuant to the SEC rules that allow companies to furnish proxy materials to their stockholders over the Internet. We believe that this delivery method expedites stockholders’ receipt of proxy materials and lowers the cost and environmental impact of our Annual Meeting. On or about April 23, 2026, we will mail to our stockholders a notice containing instructions on how to access our proxy materials. In addition, the notice includes instructions on how you can receive a paper copy of our proxy materials.
You are being asked at the Annual Meeting to elect directors named in this proxy statement, to ratify the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm and to transact any other business properly brought before the meeting.
Your vote is important. We encourage you to vote your shares prior to the Annual Meeting. You may vote your shares through one of the methods described in the enclosed proxy statement. We strongly urge you to read the accompanying proxy statement carefully and to vote FOR the nominees proposed by the board of directors and in accordance with the recommendations of the board of directors on the other proposals by following the voting instructions contained in the proxy statement.
On behalf of the board of directors, we thank you for your ongoing support and investment in our Company.
Sincerely,

Anthony Coniglio
President, Chief Executive Officer and Director

50 Locust Ave, First Floor, Suite 8
New Canaan, CT 06840
NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	11:00 a.m. (Eastern Time) on June 4, 2026

Online check in will be available beginning 10:45a.m. (Eastern Time). Please allow ample time for the on-line check-in process.

PLACE
Our Annual Meeting will be held through a virtual web conference. The link to the web conference is www.virtualshareholdermeeting.com/NLCP2026. To participate in the Annual Meeting, you will need your 16-digit control number included in your Notice of Internet Availability of the Proxy Materials, on your proxy card, or any additional voting instructions accompanying these proxy materials.

ITEMS OF BUSINESS
(1)To consider and vote upon the election of seven directors nominated by our board of directors, each to serve until the 2027 Annual Meeting and until his or her successor is duly elected and qualifies;
(2)To consider and vote upon the ratification of the appointment of CBIZ CPAs P.C., as the independent registered public accounting firm for NLCP for the fiscal year ending December 31, 2026; and
(3)To transact such other business as may properly be brought before the Annual Meeting and any adjournment, postponement or continuation thereof.

RECORD DATE
In order to vote, you must have been a stockholder of record at the close of business on April 9, 2026 (the “Record Date”) or a holder of a valid proxy from a stockholder of record as of the Record Date.

HOW TO VOTE:	IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS ANNUAL MEETING. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE HOPE THAT YOU WILL PROMPTLY VOTE AND SUBMIT YOUR PROXY BY TELEPHONE, MAIL OR VIA THE INTERNET, AS DESCRIBED IN THE PROXY STATEMENT. THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE ANNUAL MEETING.
By Order of the board of directors,
Lisa Meyer
Chief Financial Officer, Treasurer and Secretary
Date: April 23, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 4, 2026.

We are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. By doing so, we save costs and reduce the environmental impact of our Annual Meeting. We will mail a Notice of Internet Availability of Proxy Materials to certain of our stockholders. This Notice contains instructions about how to access our proxy materials and vote online or vote by telephone. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

PROXY STATEMENT
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 4, 2026:
The Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2025 are also available on NewLake Capital Partners, Inc.’s website, https://www.newlake.com. Information on or connected to this website is not deemed to be a part of this Proxy Statement.

2026 ANNUAL MEETING OF STOCKHOLDERS

NewLake Capital Partners, Inc. is furnishing this Proxy Statement in connection with our solicitation of proxies to be voted at our 2026 Annual Meeting of Stockholders (the “Annual Meeting”). The meeting will be held on June 4, 2026, at 11:00 am Eastern Time. The Annual Meeting will be a completely ‘‘virtual meeting’’ of stockholders. You will be able to attend the Annual Meeting as well as vote and submit your questions during the live webcast of the meeting by visiting (www.virtualshareholdermeeting.com/NLCP2026) and entering the 16‐digit control number included in our Notice of Internet Availability of the proxy materials, on your proxy card or in the instructions that accompanied your proxy materials. We are providing this Proxy Statement and the enclosed proxy card to our stockholders commencing on or about April 23, 2026.
Unless the context suggests otherwise, references in this Proxy Statement to “NewLake,” “NLCP,” “Company,” “we,” “us” and “our” are to NewLake Capital Partners, Inc., a Maryland corporation, together with our consolidated subsidiaries, including NLCP Operating Partnership, LP, a Delaware limited partnership of which we are the sole general partner and through which we conduct substantially all of our business (our “Operating Partnership”).
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
What is the purpose of the Annual Meeting?
At the Annual Meeting, our stockholders will be asked to consider and act upon the following matters:
•The election of seven directors nominated by our board of directors and listed in this Proxy Statement to serve until the 2027 Annual Meeting and until their successors are duly elected and qualify;
•The appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for 2026; and
•Such other business as may properly come before the Annual Meeting or any adjournment, continuation or postponement thereof.
We completed our initial public offering (our “IPO”) in August 2021, and we qualify as (i) an “emerging growth company” as defined in Section 3(a)(80) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (ii) a “smaller reporting company” as defined in Regulation S-K of the Securities Act of 1933, as amended (the “Securities Act”). As a result, under Schedule 14A of the Exchange Act, we are exempt from the requirement to include in this Proxy Statement stockholder advisory votes on certain executive compensation matters, such as “say on pay” and “say on frequency” and we qualify for certain scaled executive compensation requirements applicable to emerging growth companies and smaller reporting companies.
Who is entitled to vote at the Annual Meeting?
Only stockholders of record at the close of business on April 9, 2026, the record date for the Annual Meeting (the “Record Date”), or their duly authorized proxies are entitled to attend and vote at the Annual Meeting.
If you hold your shares through a bank, broker or other nominee and intend to vote in person at the Annual Meeting, you will need to provide a legal proxy from your bank, broker or other holder of record.
What are the voting rights of stockholders?
Subject to the provisions of our charter regarding the restrictions on transfer and ownership of shares of our common stock, $0.01 par value per share (our “Common Stock”), each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders.

How many shares are outstanding?
The number of shares of our Common Stock outstanding at the close of business on April 9, 2026 was 20,580,766.
What constitutes a quorum?
The presence in person or by proxy of the stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting will constitute a quorum for the transaction of business. Abstentions and broker non-votes, if any, will be counted for purposes of determining whether a quorum is present. See "What is the effect of abstentions and broker non-votes on the proposals submitted at the Annual Meeting" below.
What is the effect of abstentions and broker non-votes on the proposals submitted at the Annual Meeting?
Abstentions and broker non-votes are each included in the determination of the number of shares present at the Annual Meeting for the purpose of determining whether a quorum is present.
An abstention is the voluntary act of directing your proxy to abstain or attending the meeting in person and marking a ballot to abstain.
A broker non-vote occurs when a nominee (i.e., a broker) holding shares for a beneficial owner has not received instructions from the beneficial owner on a particular proposal for which the nominee is not permitted to exercise discretionary voting power under certain stock exchange rules, and therefore, the nominee does not cast a vote on the proposal.
Brokers are not permitted to vote shares held in their clients’ accounts on elections of directors (which is considered a non-routine matter) unless the client (as beneficial owner) has provided voting instructions to the broker. The ratification of the appointment of our independent registered public accounting firm is, however, a proposal for which brokers do have discretionary voting authority. If you hold your shares in “street name” (i.e., through a broker or other nominee), your broker or nominee will not vote your shares on non-routine matters unless you provide instructions on how to vote your shares. You can instruct your broker or nominee how to vote your shares by following the voting procedures provided by your broker or nominee.
Abstentions do not count as votes cast on the election of directors or the ratification of the appointment of CBIZ CPAs P.C. and will have no effect on the results of such proposals.
Broker non-votes, if any, do not count as votes cast on the election of directors or the ratification of the appointment of CBIZ CPAs P.C.
What is the difference between a “stockholder of record” and a “street name” holder?
These terms describe how your shares are held. If your shares are registered directly in your name with Equiniti Shareowner Services, our transfer agent and registrar, you are a “stockholder of record.” If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder.
If you are a “street name” holder, you are considered the beneficial owner of shares held in street name and your broker or nominee is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote your shares. You are also invited to attend the Annual Meeting and vote your shares; however, in order to vote your shares at our virtual Annual Meeting, you must provide us with a legal proxy from your bank, broker or other stockholder of record.
Why am I receiving these materials?
The board of directors has made these materials available to you over the internet or has delivered printed versions of these materials to you by mail, in connection with the board of directors' solicitation of proxies for use at the 2026 Annual Meeting, which is scheduled to be held on June 4, 2026, at 11:00 a.m., Eastern Time, via live webcast through the link. You will need the 16‐digit control number provided on the Notice of Internet Availability of Proxy Materials or your proxy card (if applicable). This solicitation is for proxies for use at the Annual Meeting or at any reconvened meeting after an adjournment or postponement of the Annual Meeting.

How can I vote my shares in person and participate at the Annual Meeting?
This year’s Annual Meeting will be held entirely online to allow greater participation. Shareholders may participate in the Annual Meeting by visiting the following website: (www.virtualshareholdermeeting.com/NLCP2026). To participate in the Annual Meeting, you will need the 16‐digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Shares held in your name as the shareholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the shareholder of record also may be voted electronically during the Annual Meeting. However, even if you plan to attend the Annual Meeting, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.
How can I vote my shares without attending the Annual Meeting?
To vote your shares without attending the meeting, please follow the instructions for internet or telephone voting on the Notice. If you request printed copies of the proxy materials by mail, you may also vote by signing and submitting your proxy card and returning it by mail, if you are the stockholder of record, or by signing the voter instruction form provided by your bank or broker and returning it by mail, if you are the beneficial owner but not the stockholder of record. This way your shares will be represented whether or not you are able to attend the meeting.
What will I need in order to attend the Annual Meeting?
You are eligible to attend the virtual Annual Meeting only if you were a stockholder of record as of the record date for the Annual Meeting, or April 9, 2026, or you hold a valid proxy for the Annual Meeting. You may attend the Annual Meeting, vote, and submit a question during the Annual Meeting by visiting (www.virtualshareholdermeeting.com/NLCP2026) and using your 16‐digit control number to enter the meeting. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you may be required to provide proof of beneficial ownership, such as your most recent account statement as of the Record Date, a copy of the voting instruction form provided by your broker, bank, trustee, or nominee, or other similar evidence of ownership. If you do not comply with the procedures outlined above, you will not be admitted to the virtual Annual Meeting.
What does it mean if I receive more than one proxy card?
It means that you have multiple accounts with our transfer agent and/or with a broker, bank or other nominee. You will need to vote separately with respect to each proxy card you received. Please vote all of the shares you own.
Can I change my vote after I have mailed in my proxy card?
You may revoke your proxy by doing one of the following:
•by sending a written notice of revocation to our Secretary at 50 Locust Ave, First Floor, Suite 8, New Canaan, CT 06840 so it is received prior to the meeting on June 4, 2026, stating that you revoke your proxy;
•by signing a later-dated proxy card and submitting it so it is received prior to the meeting in accordance with the instructions included in the proxy card(s); or
•by attending the Annual Meeting and voting your shares. Attendance at the virtual Annual Meeting will not, by itself, revoke a duly executed proxy.
How may I vote for each proposal?
Proposal 1 —In the election of the seven director nominees, you may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to each of the director nominees. If a quorum is present at the Annual Meeting, each director will be elected by the vote of a plurality of the votes cast with respect to that director nominee’s election. Under the plurality standard, the number of individuals equal to the number of directorships to be filled who receive more votes than other nominees are elected to the board of directors, regardless of whether they receive a majority of votes cast. Abstentions and broker non-votes, if any, are not treated as votes cast and thus will have no effect on the outcome of the vote on the election of directors, although they will be considered present for the purpose of determining the presence of a quorum. Under our charter, cumulative voting is not permitted.
Proposal 2 —In the ratification of CBIZ CPAs P.C. as our independent registered public accounting firm, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If a quorum is present at the virtual Annual Meeting, the proposal to ratify the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for 2026 will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions and broker non-votes, if any, are not treated as votes cast and thus will have no effect on the outcome of the vote on this proposal, although they will be considered present for the purpose of determining the presence of a quorum.
None of the proposals, if approved, entitle stockholders to appraisal rights under Maryland law or our charter.
What are the board of directors’ recommendations on how I should vote my shares?
The board of directors unanimously recommends that you vote:
Proposal 1 —For all seven nominees for election as director.
Proposal 2 —For the proposal to ratify the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for 2026.
What if I authorize a proxy without specifying a choice on any given matter at the Annual Meeting?
If you are a stockholder of record as of the Record Date and you properly authorize a proxy (whether by internet or mail) without specifying a choice on any given matter to be considered at the virtual Annual Meeting, the proxy holders will vote your shares according to the board of directors’ recommendation on that matter. If you are a stockholder of record as of the Record Date and you fail to authorize a proxy or vote in person, assuming that a quorum is present at the virtual Annual Meeting, it will have no effect on the result of the vote on any of the matters to be considered at the virtual Annual Meeting.
What if I hold my shares through a broker, bank or other nominee?
If you hold your shares through a broker, bank or other nominee, your broker, bank or other nominee may not vote with respect to certain proposals unless you have provided voting instructions with respect to that proposal.
What if I return my proxy card but do not provide voting instructions?
If you return a signed proxy card but do not provide voting instructions, your shares will be voted by the proxies identified in the proxy card as follows:
Proposal 1 —For all seven nominees for election as director.
Proposal 2 —For the proposal to ratify the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for 2026.
What happens if additional matters are presented at the Annual Meeting?
We know of no other matters other than the items of business described in this Proxy Statement that can be considered at the meeting. If other matters requiring a vote do arise, the persons named as proxies will have the discretion to vote on those matters for you.
Who will count the votes?
A representative of Broadridge Financial Solutions, Inc. (“Broadridge”) will act as the inspector of election and will tabulate votes.

Who pays the cost of this proxy solicitation?
We will pay the cost of preparing, assembling and mailing the proxy materials. We have retained Broadridge to assist us in the distribution of proxy materials and the passive solicitation of proxies. We expect to pay Broadridge approximately $47,000 in the aggregate for services rendered, including passively soliciting proxies, reviewing of proxy materials, disseminating of brokers’ search cards, distributing proxy materials, operating online and phone voting systems, receiving executed proxies and tabulation of results. We will also request banks, brokers and other holders of record to send the proxy materials to, and obtain proxies from, beneficial owners and will reimburse them for their reasonable expenses in doing so.
How do I submit a stockholder proposal for inclusion in the proxy materials for next year’s Annual Meeting and what is the deadline for submitting a proposal?
Shareholder Proposals for Inclusion in the 2027 Proxy Statement Pursuant to SEC Rule 14a-8. In order for a stockholder proposal to be properly submitted pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”) for presentation at our 2027 Annual Meeting and included in the proxy material for next year’s Annual Meeting, we must receive written notice of the proposal at our executive offices by December 24, 2026. A stockholder nomination of a person for election to our board of directors or a proposal for consideration at our 2027 Annual Meeting of Stockholders not intended to be included in our proxy statement pursuant to Rule 14a-8 must be submitted in accordance with the advance notice procedures and other requirements set forth in our Bylaws (our “Bylaws”).
Other Shareholder Proposals and Nominations. Pursuant to our Bylaws, we must receive timely notice of the nomination or other proposal in writing by not later than 5:00 p.m., Eastern Time, on December 24, 2026 nor earlier than November 24, 2026. However, in the event that the 2027 Annual Meeting of Stockholders is advanced or delayed by more than 30 days from the first anniversary of the date of the 2026 Annual Meeting of Stockholders, notice by the stockholder to be timely must be received no earlier than the 150th day prior to the date of the meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of the meeting or the 10th day following the date of the first public announcement of the meeting.

In addition to satisfying the foregoing advance notice requirements under our Bylaws, to comply with the universal proxy rules under the Exchange Act stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, no later than April 5, 2027, which is 60 calendar days prior to the one-year anniversary date of the Annual Meeting. Rule 14a-19 notice deadline is required to be disclosed by Rule 14a-5(e)(4).
Proposals should be sent via registered, certified or express mail to: 50 Locust Ave, First Floor, Suite 8, New Canaan, CT 06840 Attention: Lisa Meyer, Secretary. For more information regarding stockholder proposals, see “Stockholder Proposals and Nominations” below.
If I share my residence with another stockholder, how many copies of the proxy materials should I receive?
We are sending only a single set of the proxy materials to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family, unless we have received instructions to the contrary from any stockholder at that address. This practice is known as “householding” and is permitted by rules adopted by the SEC and Maryland law. This practice reduces the volume of duplicate information received at your household and helps us to reduce costs. Each stockholder will continue to receive a separate proxy card or voting instructions card. We will deliver promptly, upon written request or oral request, a separate copy of: (i) the Notice of 2026 Annual Meeting of Stockholders; (ii) the Proxy Statement, with the accompanying annual letter; or (iii) the Annual Report on Form 10-K for the year ended December 31, 2025 (the “Annual Report on Form 10-K”), as applicable, to a stockholder at a shared address to which a single copy of the documents were previously delivered. If you received a single set of these documents for your household for this year, but you would prefer to receive your own copy, you may direct requests for separate copies in the future to the following address: Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department. If you are a stockholder who receives multiple copies of our proxy materials, you may request householding by contacting us in the same manner and requesting a householding consent form.

What if I consent to have one set of materials mailed now but change my mind later?
You may withdraw your householding consent at any time by contacting Broadridge at the address and phone number provided above. We will begin sending separate copies of stockholders’ communications to you within 30 days of receipt of your instructions.
The reason I receive multiple sets of materials is because some of the shares belong to my children. What happens if they move out and no longer live in my household?
When we receive notice of an address change for one of the members of the household, we will begin sending separate copies of stockholder communications directly to the stockholder at his or her new address. You may notify us of a change of address by contacting Broadridge at the address and phone number provided above.
Other Information
The Annual Report on Form 10-K, which is our Annual Report to Stockholders, is available at www.sec.gov and accompanies this Proxy Statement.
The Annual Report on Form 10-K may also be accessed through our website at https://www.newlake.com by clicking on the “Investors” link. At the written request of any stockholder who owns our Common Stock as of the close of business on the Record Date, we will provide, without charge, additional paper copies of our Annual Report on Form 10-K, including the financial statements and financial statement schedule, as filed with the SEC, except exhibits thereto. If requested by eligible stockholders, we will provide copies of the exhibits for a reasonable fee. You can request copies of our Annual Report on Form 10-K by mailing a written request to:
NewLake Capital Partners, Inc.
50 Locust Ave, First Floor, Suite 8
New Canaan, CT 06840
Attention: Secretary

PROPOSAL NO. 1. ELECTION OF DIRECTORS
Our Bylaws provide that the number of directors shall be fixed by resolution of the board of directors, provided that there shall never be less than the minimum number required by Maryland law, nor more than 15. The board of directors will have a fixed number of directors at seven. We have entered into the Investor Rights Agreement with certain of our stockholders, pursuant to which the stockholders party thereto have certain rights with respect to the nomination of members to our board of directors. All directors are elected until the next annual meeting of stockholders and until their successors are duly elected and qualify. The board of directors, upon the recommendation of its nominating and corporate governance committee, has nominated Gordon DuGan, Alan Carr, Anthony Coniglio, Joyce Johnson, Peter Martay, Dina Rollman and David Weinstein for election at the annual meeting for a term to expire at the Annual Meeting of stockholders in 2027 and until their successors are duly elected and qualify. Each nominee served on the board of directors as of the date hereof. Officers serve at the pleasure of our board of directors, subject to the terms and conditions of any employment agreements.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
EACH OF THE NOMINEES NAMED IN PROPOSAL NO. 1.
It is the intention of the persons named in the enclosed proxy, in the absence of a contrary direction, to vote for the election of all of the nominees named in Proposal No.1. Should any of the nominees become unable or refuse to accept nomination or election as a director, the persons named as proxies intend to vote for the election of such other person as the nominating and corporate governance committee may recommend or our board of directors may reduce the number of directors to be elected at the Annual Meeting. The board of directors knows of no reason why any of the nominees might be unable or refuse to accept nomination or election.
Nominees for Election
Information is set forth below regarding each of our board of directors’ seven nominees.

Name	Age	Position(s)
Gordon DuGan	59	Independent Chair of the Board of Directors
Alan Carr	56	Independent Director
Joyce Johnson	59	Independent Director
Peter Martay	48	Independent Director
Dina Rollman	53	Independent Director
David Weinstein	59	Independent Director
Anthony Coniglio	57	President, Chief Executive Officer and Director
Gordon DuGan
Gordon DuGan, 59, is the Chairman of our board of directors and has served as Chairman of our board of directors since April 2019. Mr. DuGan was the former chair of Indus Realty Trust, formerly a Nasdaq-listed industrial REIT that was taken private in 2023 by Centerbridge Partners and GIC, the sovereign wealth fund of the Government of Singapore. Mr. DuGan is the Co-Founder and Chairman of Blackbrook Capital, an investment fund focused on industrial and net lease investments in Europe. Mr. DuGan is the former Chief Executive Officer of Gramercy Property Trust (“Gramercy”), a formerly NYSE-listed industrial REIT, which was sold to Blackstone Equity Partners VIII, LP for $7.6 billion in October of 2018. After becoming the Chief Executive Officer of Gramercy in 2012, Mr. DuGan oversaw the growth of Gramercy from $300 million in net assets during which time Gramercy became the third best performing REIT in the U.S. Prior to his work for Gramercy, Mr. DuGan was Chief Executive Officer of W.P. Carey & Co., (“WPC”), a NYSE-listed triple-net lease REIT, from 2003 until 2010. During this time, WPC grew to $10 billion in assets, maintained its dividend during the financial crisis, and significantly outperformed the MSCI US REIT index. Mr. DuGan also founded the European investment business of both WPC and Gramercy during his tenure at those companies and oversaw over $4 billion in European investments. In addition, Mr. DuGan is a former member of the Board of Governors of NAREIT. Mr. DuGan is also a member of the Council on Foreign Relations and is the Treasurer of the Innocence Project. Mr. DuGan received a B.S. in Economics with a concentration in Finance from the Wharton School of the University of Pennsylvania.

Alan Carr
Alan Carr, 56, is a member of our board of directors, and has served as a member of our board of directors since August 2019. Beginning in 2013, Mr. Carr has served as the Co-Founder, Managing Member and Chief Executive Officer of Drivetrain LLC. Prior to co-founding Drivetrain LLC, Mr. Carr served as a Managing Director at Strategic Value Partners from 2003 to 2013, leading investments in various sectors in North America and Europe. From 1997 until 2003, Mr. Carr was a corporate attorney at Skadden, Arps, Slate, Meager & Flom and before that, at Ravin, Sarasohn, Baumgarten, Fisch & Rosen. He currently serves as a director of Unit Corporation. Mr. Carr has previously served as a director on several other boards in diverse industries and throughout the world. Mr. Carr received a B.A. in Economics from Brandeis University and Juris Doctor, cum laude, from Tulane Law School.
Joyce Johnson
Joyce Johnson, 59, is a member of our board of directors. Ms. Johnson currently serves as Chair and Chief Investment Officer for Pacific Gate Capital, a value-oriented fund of funds that focuses on U.S. private credit investments. Prior to Pacific Gate Capital, Ms. Johnson’s investment experiences include senior management positions at Citibank, ING, Relativity Capital (a women and minority owned firm) and Cerberus Capital Management, a $45 billion investment firm where she was the 2nd employee to join the firm. While employed at Cerberus, Ms. Johnson founded JJM, LLC a $300 million distressed private equity fund that successfully invested in women and minority owned companies. An experienced board member for more than 25 companies over the past 25 years, Ms. Johnson currently serves as Lead Director of the board of Ayr Wellness (OTCQX: AYRWF), an expanding vertically integrated, U.S. multi-state cannabis operator; and Kymera International, a portfolio company of Palladium Equity Partners, a $3.3 billion private equity fund Ms. Johnson is a Henry Crown Fellow of the Aspen Institute and serves on the boards the Chicago Sinfonietta and is the Chair of Emeritus of the DuSable Museum. Ms. Johnson received her BS in Finance from the University of Denver.
Peter Martay
Peter Martay, 48, has served as a member of our board of directors since March 2021. Beginning in August 2019, Mr. Martay served as Chairman of the board of directors of the company we merged with in March 2021. Mr. Martay joined our board of directors upon completion of the merger. Mr. Martay is the Chief Executive Officer of Pangea Properties, a Chicago-based private REIT. He joined Pangea Properties in 2009 as the company’s fifth employee and the Chief Investment Officer and took over as CEO in 2017. During Mr. Martay’s tenure at Pangea Properties, he directly oversaw the acquisition of over 500 properties, totaling more than 13,000 apartments and over $1 billion in value. He led the sale of the majority of the portfolio in late 2022 and the remainder in early 2024. Mr. Martay helped create the lending division at Pangea Properties, Pangea Mortgage Capital, which has completed over $850 million in short-term bridge loans on numerous property types across the country. Prior to joining Pangea Properties, Mr. Martay served as Vice President at Bernstein Global Wealth Management from 2005 to 2009. From 2002 until 2004, Mr. Martay also worked as an associate for the Chicago-based private equity firm, Glencoe Capital. Mr. Martay started his career in investment banking at Deutsche Bank, as part of the Leveraged Finance Group, and received his BBA from the University of Michigan’s Stephen M. Ross School of Business. Mr. Martay is chairman of our audit committee and qualifies as a financial expert as defined by the applicable SEC regulations and OTCQX corporate governance requirements.

Dina Rollman

Dina Rollman, 53, has served as a member of our board of directors since December 2024. Ms. Rollman has been a leader in the regulated cannabis industry in the United States for over a decade. Ms. Rollman is Of Counsel at Sperling Kenny Nachwalter, a leading litigation law firm focused on representing businesses and individuals in high-stakes, complex business-related disputes throughout the United States. Ms. Rollman recently returned to Sperling Kenny Nachwalter, having previously spent a decade there prior to joining Green Thumb Industries (OTCQX: GTBIF).

A cannabis industry pioneer for over a decade, Ms. Rollman was part of Green Thumb Industries’ founding team, helping the company go from an idea on paper in 2014, to a publicly traded company, to an industry leader with $1B in annual revenue. Eventually serving as Senior Vice President, she created and led the company’s regulatory affairs department at all levels of government and provided diverse legal counsel, securing numerous licenses, establishing its social impact program, and assisting in matters including Green Thumb’s public listing on the Canadian Securities Exchange.

Her leadership in cannabis law and her successes helping businesses thrive have been marked by roles as a government affairs executive, in-house counsel, chief compliance officer, regulatory advisor and liaison, trade association board member, adjunct professor and creator of a law school cannabis course, and co-founder and president of the leading Illinois not-for-profit networking organization Illinois Women in Cannabis. Ms. Rollman's significant industry impact has been recognized by the likes of The American Lawyer, Crain’s Chicago Business, Chicago Sun-Times, and South by Southwest. She attended Oberlin College and received her J.D. from Northwestern University School of Law.
David Weinstein
David Weinstein, 59, has served as a member of our board of directors since August 2019 and our Chief Executive Officer from August 2020 to July 2022. In addition, Mr. Weinstein is an advisor to a partnership that is focused on the development of a 74-acre maritime port in Sunset Park, Brooklyn. Mr. Weinstein was a partner at Belvedere Capital, a real estate investment firm based in New York, from 2008 to 2013, and again from 2016 to 2020. Most recently, he focused on Belvedere’s investment in Industry City, a six million square foot redevelopment project in Sunset Park, Brooklyn. From December 2017 to June 2021, Mr. Weinstein served as a member of the board of directors of Leisure Acquisition Corp., a Nasdaq listed special purpose acquisition corporation and from February 2015 to August 2016, Mr. Weinstein served as a member of the board of directors of Forestar Group, Inc., a NYSE-listed real estate and oil and gas company. Prior to that, Mr. Weinstein served as a member of the board of directors beginning in 2008, and as President and Chief Executive Officer beginning in 2010, of MPG Office Trust, Inc., a NYSE-listed office REIT, until the sale of the company in 2013. From 2007 to 2008, Mr. Weinstein was a Managing Director of Westbridge Investment Group/Westmont Hospitality Group, a real estate investment fund focused on hospitality. Mr. Weinstein worked at Goldman, Sachs & Co. from 1996 to 2007, first in the real estate investment banking group (focused on mergers, asset sales and corporate finance) and then in the Special Situations Group (focused on real estate debt investments). Mr. Weinstein received a B.S. in Economics, magna cum laude, with a concentration in finance, from The Wharton School of the University of Pennsylvania and a Juris Doctor, cum laude, from the University of Pennsylvania Law School. He is a member of the New York State Bar Association.
Anthony Coniglio
Anthony Coniglio, 57, is our President, Chief Executive Officer, and has served as a member of our board of directors since March 2021. Mr. Coniglio served as our company's President and Chief Investment Officer from March 2021 to July 2022. Mr. Coniglio previously served as Chief Executive Officer of the company we merged with since its inception in April 2019. Prior to joining the company we merged with, Mr. Coniglio was the Chief Executive Officer of Primary Capital Mortgage Company (“PCM”), a residential mortgage company. Prior to PCM, he was a Managing Director at JPMorgan, leading various businesses, including a start-up platform, to leadership positions and helping grow business line profitability exponentially. During his 14 years at JPMorgan, Mr. Coniglio was named by Dealmaker Magazine as “Top 40 under 40 on Wall Street” and led complex transactions, such as the financial-crisis restructurings for GMAC and Chrysler Financial, as well as AmeriCredit’s $3.5 billion sale to General Motors. Mr. Coniglio has led numerous initial public offerings for REITs and corporations, including MasterCard’s $5.3 billion initial public offering. With more than 30 years of experience, Mr. Coniglio is a proven executive possessing a unique mix of skills that have allowed him to be highly successful in the context of a Fortune 100 company as well as a start-up. Mr. Coniglio is an experienced NYSE board member, serving on the audit committee and special committee of Atlas Resource Partners as an independent director. In addition, Mr. Coniglio serves on the board of St. Mary’s Hospital for Children, the largest post-acute care pediatric facility in the tri-state area, as chair of the IT & cybersecurity committee and chair of the audit committee. Mr. Coniglio also serves as an Advisory Board Member, Speaker, Volunteer and coach. He was a recipient of United Hospital Fund’s 2018 Distinguished Trustee Award. Mr. Coniglio received a B.S. in Accounting and Finance from the State University of New York, College at Oneonta. Mr. Coniglio was a Certified Public Accountant during his tenure at Price Waterhouse, LLP.
Commitment to Good Corporate Governance
We believe a company’s reputation for integrity and serving its stockholders responsibly is critical. We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance structure include the following:
•Our board of directors is not classified, with each of our directors subject to re-election annually;
•Of the seven persons who will serve on our board of directors, our board of directors determined that six of our directors satisfy the listing standards for independence of the OTCQX and Rule 10A-3 under the Exchange Act;
•At least one of our directors qualifies as an “audit committee financial expert” as defined by the SEC;

•We comply with the requirements of the OTCQX listing standards, including having the compensation committee, the nominating and governance committee and the audit committee comprised solely of independent directors;
•We have opted out of the business combination and control share acquisition statutes in the Maryland General Corporation Law;
•We do not have a stockholder rights plan;
•Our chair of the board of directors is separate from our Chief Executive Officer;
•Our board of directors and its committees conduct annual self-evaluations;
•Our independent directors hold regular executive sessions without management present, presided over by our independent chair;
•We do not allow our management or directors to engage in hedging transactions in our stock or to pledge our stock; and
•Our directors stay informed about our business by attending meetings of our board of directors and its committees and through supplemental reports and communications.
Director Criteria and Qualifications
In accordance with our Corporate Governance Guidelines and its charter, the nominating and corporate governance committee is responsible for identifying and evaluating director candidates for the board and for recommending director candidates to the board for consideration as nominees to stand for election at our annual meetings of stockholders. Director candidates are nominated to stand for election to the board in accordance with the procedures set forth in the written charter of the nominating and corporate governance committee.
The nominating and corporate governance committee seeks to achieve a balance of knowledge, experience and capability on our board of directors and considers a wide range of factors when assessing potential director nominees, including a candidate’s background, skills, expertise, diversity, accessibility and availability to serve effectively on the board. All candidates should (i) possess the highest personal and professional ethics, integrity and values, exercise good business judgment and be committed to representing the long-term interests of the Company and its stockholders; and (ii) have an inquisitive and objective perspective, practical wisdom and mature judgment. It is expected that all directors will have an understanding of the Company’s business and be willing to devote sufficient time and effort to carrying out their duties and responsibilities effectively.
The nominating and corporate governance committee accepts stockholder recommendations of director candidates and applies the same standards in considering director candidates submitted by stockholders as it does in evaluating director candidates recommended by members of the board of directors or management. Stockholders may make recommendations at any time, but recommendations of director candidates for consideration as director nominees at our next annual meeting of stockholders must be received not less than 120 days before the first anniversary of the date of the proxy statement for the prior year’s annual meeting of stockholders. Accordingly, to submit a director candidate for consideration for nomination at our 2027 Annual Meeting of Stockholders, stockholders must submit the recommendation, in writing, by no later than the close of regular business hours on December 24, 2026. The written notice must demonstrate that it is being submitted by a stockholder of NewLake and include information about each proposed director candidate, including name, age, business address, principal occupation, principal qualifications and other relevant biographical information. In addition, the stockholder must provide confirmation of each recommended director candidate’s consent to serve as a director and contact information for each director candidate so that his or her interest can be verified and, if necessary, to gather further information.
Director Independence
Our board of directors reviews the materiality of any relationship that each of our directors has with us, either directly or indirectly, taking into account the director nomination rights described under “Certain Relationships and Related Party Transactions—Investor Rights Agreement.” Our board of directors has determined that each of Mr. DuGan, Mr. Carr, Ms.

Johnson, Mr. Martay, Ms. Rollman and Mr. Weinstein are independent as defined by the listing standards of the OTCQX. There are no family relationships among any of our directors or executive officers.
Role of the Board of Directors in Risk Oversight
One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors administers this oversight function directly, with support from its standing committees, the audit committee, the nominating and corporate governance committee, the compensation committee, the investment committee and the environmental, social, and governance ("ESG") committee, each of which addresses risks specific to their respective areas of oversight. In particular, our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements and monitors information technology in our business. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our compensation committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking. Our investment committee develops our investment objectives and corporate policies on investing. Our ESG committee has the responsibility for the effective operation of our ESG policies and oversight of its implementation.

As part of the board's oversight of risk management, the board periodically reviews our cyber-risks with management and the actions we are taking to mitigate such risks. These actions include maintaining policies around cybersecurity, artificial intelligence ("AI") and information technology in our business, third-party monitoring of certain systems, and cybersecurity training for employees. Board oversight of risk is also performed between meetings through the audit committee and through communications between management and the board.

Our CEO oversees an active cybersecurity training program in which employees are required to complete quarterly trainings to keep current on different types of potential cybersecurity threats, attacks, responsible AI usage, information safeguarding and various other best practices. The CEO reports this information to the audit committee who is responsible for overseeing cybersecurity risks and related initiatives. The communication is also reported to the board as part of communicating risk. We have not identified any information security breaches to date, and maintain cybersecurity insurance coverage for NLCP.
Refer to our Annual Report on Form 10-K for the year ended December 31, 2025, for more information on our processes and procedures for addressing and managing cybersecurity risks.
Board Leadership Structure
The board of directors believes that it is in the best interests of the Company that the roles of CEO and chair of the board of directors be separated in order for the individuals to focus on their primary roles. The Company’s CEO is responsible for setting the strategic direction for the Company, the day-to-day leadership and performance of the Company, while the chair of the board of directors provides guidance to the Company’s CEO, presides over meetings of the full board of directors and sets the agenda for board of directors meetings.
Corporate Governance Guidelines
Our board of directors adopted corporate governance guidelines that serve as a flexible framework within which our board of directors and its committees operate. These guidelines cover a number of areas including the size and composition of our board of directors, board of directors membership criteria and director qualifications, director responsibilities, board of directors agenda, roles of the chair of the board of directors and CEO, meetings of independent directors, committee responsibilities and assignments, board of directors access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. Our nominating and corporate governance committee reviews our corporate governance guidelines at least once a year and, if necessary, recommends changes to our board of directors. Additionally, our board of directors adopted independence standards as part of our corporate governance guidelines. A copy of our corporate governance guidelines is posted on our website at https://ir.newlake.com/corporate-governance/governance-documents.

Board Committees
Our board of directors has established five standing committees: an audit committee, a compensation committee, a nominating and corporate governance committee, an ESG committee and an investment committee. The principal functions of each committee are described below. Additionally, our board of directors may from time to time establish certain other committees to facilitate the management of our Company. The directors who serve on these committees and the current chair of these committees as of the date of this proxy are set forth below:

Board Member	Audit	Nominating and Corporate Governance	Compensation	Investment	Environmental, Social, and Governance	Board
Gordon DuGan			X	X		Chair
Alan Carr	X	Chair				X
Joyce Johnson		X	Chair		X	X
Peter Martay	Chair		X	X		X
Dina Rollman	X	X			Chair	X
David Weinstein				Chair	X	X
Anthony Coniglio				X		X

The board of directors held a total of 8 meetings during 2025. The number of meetings held by each committee of the board of directors during 2025 is set forth below:

	Audit	Nominating and Corporate Governance	Compensation	Environmental, Social, and Governance	Investment
Number of Meetings	4	4	3	2	1
During the fiscal year ended December 31, 2025, each of our directors attended at least 75% of all meetings of the board of directors and any committees on which such director was a member.
Our corporate governance guidelines provide that directors are invited and encouraged to attend our Annual Meeting of stockholders. We held a 2025 Annual Meeting of Stockholders (the "2025 Annual Meeting") wherein five of our then directors were present.
Audit Committee
Our audit committee is comprised of Mr. Carr, Mr. Martay and Ms. Rollman. Mr. Martay, the chair of our audit committee, qualifies as an “audit committee financial expert” as that term is defined by the applicable SEC regulations and OTCQX corporate governance requirements. The board of directors has determined that each of the audit committee members is “financially literate” as that term is defined by the OTCQX corporate governance requirements. The board of directors has adopted a written charter for the audit committee, a current copy of which is available to shareholders on our website at https://ir.newlake.com/corporate-governance/governance-documents. Our audit committee charter details the principal functions of the audit committee, including oversight related to:
•our accounting and financial reporting processes;
•the integrity of our consolidated financial statements and financial reporting process;
•our systems of disclosure controls and procedures and internal control over financial reporting;
•our compliance with financial, legal and regulatory requirements;
•the evaluation of the qualifications, independence and performance of our independent registered public accounting firm;
•the performance of our internal audit function; and

•our overall risk profile.
The audit committee is also responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The audit committee also will prepare the audit committee report required by SEC regulations to be included in our annual proxy statement.
Compensation Committee
Our compensation committee is comprised of Mr. DuGan, Ms. Johnson and Mr. Martay, with Ms. Johnson serving as chair. The board of directors has adopted a written charter for the compensation committee, a current copy of which is available to shareholders on our website at https://ir.newlake.com/corporate-governance/governance-documents. Our compensation committee charter details the principal functions of the compensation committee, including:
•reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration of our Chief Executive Officer based on such evaluation;
•reviewing and approving the compensation of all of our other officers;
•reviewing our executive compensation policies and plans;
•implementing and administering our incentive compensation equity-based remuneration plans;
•assisting management in complying with our proxy statement and annual report disclosure requirements;
•producing a report on executive compensation to be included in our annual proxy statement; and
•reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee is comprised of Mr. Carr, Ms. Johnson and Ms. Rollman, with Mr. Carr serving as chair. The board of directors has adopted a written charter for the nominating and corporate governance committee, a current copy of which is available to shareholders on our website at https://ir.newlake.com/corporate-governance/governance-documents. Our nominating and corporate governance committee charter details the principal functions of the nominating and corporate governance committee, including:
•identifying and recommending to the full board of directors qualified candidates for election as directors and recommending nominees for election as directors at the Annual Meeting of stockholders subject to the terms of the Amended and Restated Investor Rights Agreement (i) nominees to fill vacancies or new positions on the board; and (ii) the slate of nominees to stand for election by our stockholders at each Annual Meeting of stockholders;
•developing and recommending to the board of directors corporate governance guidelines and implementing and monitoring such guidelines;
•reviewing and making recommendations on matters involving the general operation of the board of directors, including board size and composition, and committee composition and structure;
•recommending to the board of directors, nominees for each committee of the board of directors;
•annually facilitating the assessment of the board of directors’ performance as a whole and of the individual directors, as required by applicable law, regulations and the OTCQX corporate governance listing standards; and

•overseeing the board of directors’ evaluation of management.
In identifying and recommending nominees for directors, the nominating and corporate governance committee may consider diversity of relevant experience, expertise and background.

Environmental, Social, and Governance

Our environmental, social, and governance ("ESG") committee is comprised of Ms. Johnson, Ms. Rollman and Mr. Weinstein, with Ms. Rollman serving as chair. The board of directors has adopted a written charter for the ESG committee, a current copy of which is available to shareholders on our website at https://ir.newlake.com/corporate-governance/governance-documents. Our ESG committee charter details the principal functions of the ESG committee, including

•developing and monitoring the Company's strategy relating to ESG matters, including identifying, evaluating and monitoring ESG matters at the Company that could affect the Company’s business activities, performance and reputation;
•improving the Company’s understanding of ESG matters;
•overseeing integration of strategically significant ESG policies into the business operations and strategy of the Company; and
•assisting in shaping communications with employees, investors, and other stakeholders of the Company with respect to ESG matters.
Investment Committee
We have an investment committee comprised of Mr. DuGan, Mr. Martay, Mr. Coniglio and Mr. Weinstein, with Mr. Weinstein serving as chair. The board of directors has adopted a written charter for the investment committee, a current copy of which is available to shareholders on our website at https://ir.newlake.com/corporate-governance/governance-documents. Our investment committee charter details the principal functions of the investment committee, including developing our investment objectives and corporate policies on investing.
Annual Board Evaluations
Pursuant to our corporate governance guidelines and the charter of the nominating and corporate governance committee, the nominating and corporate governance committee oversees an annual evaluation of the performance of the board and each committee of the board. The evaluation process is designed to assess the overall effectiveness of the board and its committees and to identify opportunities for improving the operations and procedures of the board and each committee. The process is meant to solicit ideas from directors about (i) improving prioritization of issues; (ii) improving quality of management presentations; (iii) improving quality of board or committee discussions on key matters; (iv) identifying specific issues that should be discussed in the future; and (v) identifying any other matters of importance to the functioning of the board or committee. The annual evaluations are generally conducted in the second quarter of each calendar year and the results of the annual evaluation are reviewed and discussed by the board.
Anti-Hedging Policy
The Company has an anti-hedging policy applicable to directors, officers, and employees. The policy prohibits directors, officers, and employees from engaging in, among other things, short sales, hedging or monetization transactions, such as forward sale contracts, equity swaps, collars, and transactions with exchange funds, or trading in puts, calls, or options, or other derivative securities with respect to the Company’s securities. The Company believes that prohibiting these types of transactions will help ensure that the economic interests of all directors, officers, and employees will not differ from the economic interests of the Company’s stockholders. In addition, the Company has an anti-pledging policy that prohibits directors, officers, and employees from pledging the Company’s shares as collateral for a loan or holding Company shares in a margin account.

Code of Business Conduct and Ethics
Our board of directors has established a code of business conduct and ethics that applies to our officers, directors and employees. Among other matters, our code of business conduct and ethics will be designed to deter wrongdoing and to promote:
•honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;
•compliance with applicable laws, rules and regulations;
•prompt internal reporting of violations of the code to appropriate persons identified in the code; and
•accountability for adherence to the code of business conduct and ethics.
Any waiver of the code of business conduct and ethics for our executive officers or directors must be approved by a majority of our independent directors, and any such waiver shall be promptly disclosed as required by law or OTCQX requirements.
Clawback Policy

The board of directors has adopted a clawback policy on recovery of incentive compensation, in accordance with Rule 10D-1 of the Exchange Act (“Rule 10D-1”). Our clawback policy will be administered by the Compensation Committee and applies to current and former executive officers of the Company as defined in Rule 10D-1, such other senior executives and employees who the Compensation Committee may deem to be subject to the clawback policy and all recipients of a performance-based equity award agreement to the extent such agreement refers to our clawback policy (each a “Covered Individual,” collectively, “Covered Individuals”). In the event the Company is required to prepare an accounting restatement to correct material noncompliance with any financial reporting requirement under U.S. federal securities laws, including restatements that correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, it is the Company’s policy to recover erroneously awarded incentive-based compensation received by Covered Individuals. The recovery of such compensation applies regardless of whether the Covered Individual engaged in misconduct or otherwise caused or contributed to the requirement for a restatement. Our clawback policy is included as an exhibit to our annual report on Form 10-K for year ended December 31, 2025, which was filed with the SEC on March 6, 2026.
Insider Trading Policy

We are committed to promoting high standards of ethical business conduct and compliance with applicable laws, rules, and regulations. As part of this commitment, we adopted an Insider Trading Policy that sets forth guidelines and restrictions governing the purchase, sale or other transactions to acquire, transfer or dispose of our securities by our directors, officers, employees and contractors and consultants of the Company who have access to material nonpublic information (collectively, “Covered Persons”), and family members of Covered Persons controlled by such Covered Persons, that are reasonably designed to promote compliance with insider trading laws, rules and regulations and the OTCQX listing standards. This policy prohibits Covered Persons from certain activities including, without limitation, engaging in short-term or speculative transactions involving our shares, including purchasing our shares on margin, short sales of our shares (that is, selling shares that are not owned and borrowing shares to make delivery), hedging transactions, buying or selling puts, calls, straddles or other derivatives related to our shares and standing or limit orders on the Company’s securities (except under approved Rule 10b5-1 plans). A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the SEC on March 6, 2026.

Timing of Certain Equity Awards

In 2025, we did not grant any stock options, stock appreciation rights or similar awards to our employees and we do not currently plan to grant stock options, stock appreciation rights or other similar appreciation-based awards as incentive compensation to any employee. Accordingly, we do not have a policy in relation to the timing or the determination of the terms of a grant of options or other awards in relation to the disclosure of material non-public information. During 2025, we did not time the disclosure of material non-public information or the granting of any equity awards for the purpose of affecting the value of executive compensation.
Corporate Responsibility and Sustainability
We recognize the importance of ESG issues and incorporate ESG considerations into our business practices and decision-making processes. Our ESG committee oversees the integration of strategically significant ESG policies into the business operations and strategy of the Company, including a continuing focus on investments in our people, ethics and integrity, and corporate responsibility.
Environmental Responsibility
•Application of energy efficient measures in our corporate office; and
•Evaluation of our properties for energy efficiency strategies and discussions with our tenants on improving the energy efficiency of their tenancy within our portfolio.
Social Responsibility
•Focused on ensuring our employee welfare, health, and development in the corporate office;
•Commitment to diversity & inclusion in the NLCP workplace; and
•Offer our employees a competitive, comprehensive benefit package and training sessions to promote education.
Corporate Governance
•A significant portion of C-Suite incentive compensation is received in performance-based stock or restricted stock pursuant to our 2021 Equity Incentive Plan (the "Plan");
•Six of our seven directors are independent, including the chair of the board and;
•Reporting and disclosure with an emphasis on transparency.
Human Capital Resource Management
As of December 31, 2025, we employed seven full-time employees. Our employees are our most valuable asset and critical to our long-term success. We believe we have created an inclusive and engaging work environment, where each person is an integrated member of the team. We meet regularly as a full team, and each member is encouraged to actively participate in a wide range of topics relating to our company’s business activities.
We have a seasoned team of people with meaningful experience across real estate, cannabis and financial services. We believe that attracting, developing and retaining our team is a high priority. To that end, we believe we offer a highly competitive compensation (including salary, bonuses and equity) and benefits package for each member of our team, which include the following:
•Comprehensive health insurance, including medical, dental and vision, to each employee at no cost to the employee;
•At least three weeks of paid time off each year for each employee, which are in addition to our Company's holidays;
•Supplemental paid family leave;
•401(k) plan with a portion matched by the Company;
•Life and Disability insurance;

•Company sponsorship of professional certification and continuing education courses related to our Company’s business; and
•An employer charitable match program for donations to eligible non-profit 501(c)(3) organizations.
We are also proud to be an equal opportunity workplace and employer. We are committed to the principle of equal employment opportunity for all employees and to providing employees with an inclusive work environment free of discrimination and harassment. All employment decisions are based on qualifications, merit and business needs, without regard to race, color, creed, gender, religion, sex, national origin, ancestry, pregnancy, age, marital status, registered domestic partner status, sexual orientation, gender identity, protected medical condition, genetic information, physical or mental disability, veteran status, or any other status protected by the laws or regulations in the locations where we operate.
We endeavor to maintain workplaces that are free from discrimination or harassment on the basis of color, race, sex, national origin, ethnicity, religion, age, disability, sexual orientation, gender identification or expression or any other status protected by applicable law. The basis for recruitment, hiring, development, training, compensation and advancement at the Company is qualifications, performance, skills and experience. We believe our employees are fairly compensated, and compensation and promotion decisions are made without regard to gender, race and ethnicity.
Communications with the Board of Directors
Stockholders and other interested parties who wish to communicate with the board of directors or any of its committees may do so by writing to the chair of the board, board of directors of NewLake Capital Partners, Inc., c/o Secretary, 50 Locust Ave, First Floor, Suite 8, New Canaan, CT 06840. The Secretary will review all communications received. All communications that relate to matters that are within the scope of the responsibilities of the board of directors and its committees are to be forwarded to the chair of the board. Communications that relate to matters that are within the scope of responsibility of one of the board committees are also to be forwarded to the chair of the appropriate committee. Solicitations, junk mail and obviously frivolous or inappropriate communications are not to be forwarded but will be made available to any director who wishes to review them.

PROPOSAL NO. 2. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee has appointed CBIZ CPAs P.C. as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026, and the board of directors recommends the ratification of such appointment by our shareholders. Although ratification is not required by our Bylaws or otherwise, the board of directors is submitting the appointment of CBIZ CPAs P.C. to our stockholders for ratification as a matter of good corporate practice. In the event stockholders do not ratify the appointment, the appointment will be reconsidered by the audit committee. Even if the appointment is ratified, the audit committee at its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of NLCP. A representative of CBIZ CPAs P.C. is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPOINTMENT OF CBIZ CPAs P.C. TO AUDIT THE FINANCIAL STATEMENTS OF NLCP FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.
Audit Fees
The following table presents the aggregate fees billed by our auditors, CBIZ CPAs P.C. and Marcum LLP for each of the services listed below for the years ended December 31, 2025 and 2024.

	2025	2024(1)
Audit Fees	$407,950	$379,967
Audit-Related Fees	-	-
Tax Fees	110,925	101,455
All Other Fees	-	-
Total	$518,875	$481,422

(1)2024 does not include $154,762, the aggregate fees billed for professional services rendered by BDO USA, P.C., our prior auditor, which consist of $44,086 in connection with its review of our quarterly report on Form 10-Q for the first quarter of 2024, $65,617 in associated fees for registration statements filed in 2024, $10,059 of fees related to a SEC Comment Letter and $35,000 for a 10-K consent. Additionally, 2024 does not include other fees of $25,000 related to a successor auditor review. 2024 does include fees billed for professional services rendered by Marcum LLP in connection with its audit of our consolidated financial statements and reviews of our quarterly reports on Form 10-Q during the second and third quarters of 2024, a consent included in the Company Annual Report on Form 10-K and other audit services related to filings with the SEC.

Audit Fees
For 2025 and 2024, these fees represent the aggregate fees billed for professional services rendered by CBIZ CPAs, P.C. and Marcum LLP, respectively, in connection with its audit of our annual consolidated financial statements, reviews of our quarterly reports on Form 10-Q and other audit services related to filings with the SEC. 2024 also included the fee for a consent included in the Company Annual Report on Form 10-K.

Tax Fees
For 2025 and 2024, these fees represent the aggregate of fees billed for professional services including tax compliance, tax advice, tax planning and REIT qualification matters rendered by CBIZ CPAs, P.C. and Marcum LLP, respectively.

Exchange Act rules generally require any engagement by a public company of an accountant to provide audit or non-audit services to be pre-approved by the audit committee of that public company. This pre-approval requirement is waived with respect to the provision of services other than audit, review or attest services if certain conditions set forth in Rule 2-01(c)(7)(i)(C) of Regulation S-X are met. All of the audit and audit-related services described above were pre-approved by the audit committee and, as a consequence, such services were not provided pursuant to a waiver of the pre-approval requirement set forth in this Rule. The audit committee charter provides guidelines for the pre-approval of independent auditor services. All of the audit services described above were completed by full-time, permanent employees of CBIZ CPAs P.C and Marcum LLP.

Change in Independent Registered Public Accounting Firm

Previous Independent Registered Public Accounting Firm

BDO USA, P.C.

As disclosed in our 8-K filed on June 17, 2024, the audit committee of the board of directors of the Company unanimously agreed to dismiss BDO as the Company’s independent registered public accounting firm. The Company notified BDO of their dismissal on June 18, 2024, and the termination was effective immediately.
BDO’s reports on the Company’s consolidated financial statements as of and for fiscal years ended December 31, 2023 and 2022 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s fiscal years ended December 31, 2023 and 2022 and the subsequent interim period through June 18, 2024, there were no (i) disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of BDO, would have caused BDO to make reference thereto in its reports covering the Company’s consolidated financial statements for such periods and (ii) reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided BDO with the disclosures contained in the Company's Current Report on Form 8-K filed with the SEC on June 21, 2024 (the "BDO Current Report") and requested that BDO furnish a letter addressed to the SEC stating whether it agrees with the statements made by the Company (the “BDO Letter”), and, if not, stating the respects in which it does not agree. A copy of the BDO Letter was filed as Exhibit 16.1 to the BDO Current Report and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Marcum LLP

As disclosed in our 8-K filed on June 21, 2024, effective on July 10, 2024, the Audit Committee of the Board of Directors of the Company engaged Marcum LLP ("Marcum") to serve as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2024. During the Company’s two fiscal years ended December 31, 2023 and 2022 and for the subsequent interim period through July 10, 2024, neither the Company nor anyone on its behalf consulted Marcum LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that Marcum LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

As disclosed in the Company’s Current Report on Form 8-K, filed on April 24, 2025, on November 1, 2024, CBIZ CPAs acquired the attest business of Marcum, the independent registered public accounting firm of the Company. As a result of the acquisition of the Marcum attestation business, on April 22, 2025, the Company was notified by Marcum that Marcum resigned as the Company’s independent registered public accounting firm. Concurrently with the Marcum notification, on April 22, 2025, the Company, with the approval of the Audit Committee of the Company’s Board of Directors engaged CBIZ CPAs as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, effective immediately beginning with the review of the Company’s consolidated financial statements for the quarter ended March 31, 2025.

Marcum’s report on the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2024 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal year ended December 31, 2024 and the subsequent interim period through April 22, 2025, there were (i) no "disagreements" (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to such disagreements in its reports covering the Company’s consolidated financial statements for such periods and (ii) no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions).

During the fiscal years ended December 31, 2024 and 2023, and for the subsequent interim period through April 22, 2025, neither the Company nor anyone on the Company's behalf consulted with CBIZ CPAs regarding (i) the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by CBIZ CPAs on the Company’s financial statements, and CBIZ CPAs did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing, or financial reporting issue, (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions), as that term is described in Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Marcum with the disclosures contained in the Company's Current Report on Form 8-K filed with the SEC on April 24, 2025 (the "Marcum Current Report") and requested that Marcum furnish to the Company a letter addressed to the SEC, pursuant to Item 304(a)(3) of Regulation S-K, stating whether it agrees with the statements contained in the Marcum Current Report and, if it does not agree, stating the respects in which it does not agree. A copy of Marcum's letter, dated April 22, 2025, was filed as Exhibit 16.1 to the Marcum Current Report.

New Independent Registered Public Accounting Firm

As disclosed in the Company’s Current Report on Form 8-K, filed on April 24, 2025, the Audit Committee formally approved the engagement of CBIZ CPAs as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, effective beginning with the review of the Company’s condensed consolidated financial statements for the quarter ended March 31, 2025. The services previously provided by Marcum LLP will now be provided by CBIZ CPAs.

During the Company’s two fiscal years ended December 31, 2024 and 2023, and for the subsequent interim period through April 22, 2025, neither the Company nor anyone on its behalf consulted CBIZ CPAs regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that CBIZ CPAs concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.
Audit Committee Report
In connection with the preparation and filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025:
•The audit committee of the board of directors of NLCP reviewed and discussed the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025 with NLCP’s management and CBIZ CPAs P.C.;
•Prior to the commencement of the audit, the audit committee discussed with the Company’s management and independent registered public accounting firm the overall scope and plans for the audit. The audit committee discussed with the independent registered public accounting firm, with and without management present, the results of their audit and reviews, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of specific judgments and the clarity of disclosures in the consolidated financial statements;
•The audit committee discussed with CBIZ CPAs P.C., the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) and the Securities Exchange Commission;
•The audit committee has received the written disclosures and the letter from CBIZ CPAs P.C. required by applicable requirements of the PCAOB regarding CBIZ CPAs P.C.’s communications with the audit committee concerning independence, and has discussed with CBIZ CPAs P.C. the independence of CBIZ CPAs P.C. and satisfied itself as to CBIZ CPAs P.C.’s independence; and
•Based on the review and discussions referred to above, the audit committee recommended to the board of directors of NLCP that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025.
The audit committee has provided this report. This report shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), and the Exchange Act, except to the extent NLCP specifically incorporates this information by reference and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

AUDIT COMMITTEE

Peter Martay, Chair
Alan Carr
Dina Rollman

OTHER MATTERS
As of the date of this Proxy Statement, the board of directors does not intend to present and has not been informed that any other person intends to present any other matters for action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournment, postponement, or continuation thereof, it is the intention of the persons named as proxies to vote upon them in accordance with their discretion.
Except as set forth in this section, all shares of Common Stock represented by valid proxies received will be voted in accordance with the provisions of the proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of April 9, 2026, certain information regarding the beneficial ownership of shares of our common stock and shares common stock issuable upon redemption of LPI Units for (1) each person who is the beneficial owner of 5% or more of our outstanding common stock, (2) each of our directors and named executive officers as defined in “Executive Officer and Director Compensation” below, and (3) all of our directors and executive officers as a group. Each person named in the table has sole voting, investment and dispositive power with respect to all of the shares of our common stock shown as beneficially owned by such person, except as otherwise set forth in the footnotes to the table. The extent to which a person holds shares of Common Stock as opposed to LPI units is set forth in the footnotes below.
The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (1) the exercise of any option, warrant or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement or (4) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to options or other rights held by that person that are exercisable or will become exercisable within 60 days are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.
Unless otherwise indicated, the address of each named person is c/o NewLake Capital Partners, Inc., 50 Locust Ave, First Floor, Suite 8, New Canaan, CT 06840. No shares beneficially owned by any executive officer or director have been pledged as security for a loan.

	Number of Shares of Common Stock Beneficially Owned (1)	Percentage of All Shares of Common Stock(2)
5% Stockholders:
HG Vora Special Opportunities Master Fund, Ltd.(3)	1,565,000	7.6%
West Entities(4)	1,541,371	7.5%
NL Ventures, LLC(5)	1,152,417	5.6%
Directors and Executive Officers:
Anthony Coniglio(6)	589,403	2.8%
Gordon DuGan(7)	116,453	*
Peter Martay(8)	92,410	*
Alan Carr(9)	43,346	*
David Weinstein(10)	27,681	*
Joyce Johnson(11)	17,030	*
Lisa Meyer(12)	9,314	*
Dina Rollman(13)	5,730	*
All directors and executive officers as a group (eight people)	901,367	4.4%
*Less than 1.0%
(1)The 2026 presentation of the number of shares of common stock beneficially owned excludes warrants beneficially owned by the West Entities, NL Ventures, Anthony Coniglio, and Peter Martay, as such warrants were out of the money as of the applicable measurement date. These warrants were included in the prior year’s presentation. For additional information regarding the warrants held by the aforementioned entities and individuals, refer to the notes below.
(2)Assumes an aggregate of 20,684,781 shares of common stock are outstanding, which includes 76,930 vested restricted stock units ("RSUs") and 27,085 unvested RSUs, which are scheduled to vest 100%, subject to director continued service on June 4, 2026.
(3)The reported owner’s address is 330 Madison Avenue, 20th Floor, New York, NY 10017. We have been advised by this entity that HG Vora has voting and investment control over such shares.
(4)West Investment Holdings, LLC, West CRT Heavy, LLC, Gary and Mary West 2012 Gift Trust and WFI Co-Investments, acting unanimously, are collectively referred to as the "West Entities." Excludes 69,340 and 48,376, shares of common stock issuable upon the exercise of warrants currently exercisable and held by NLCP Holdings, LLC, which are beneficially owned by West Investment Holdings, LLC and West CRT Heavy, LLC, respectively and are out of the money. Includes (i) 887,957 shares of common stock held by West Investment Holdings, LLC; (ii) 619,492 shares of common stock held by West CRT Heavy, LLC; (iii) 11,720 shares of common stock held by Gary and Mary West 2012 Gift Trust; and (iv) 22,202 shares of common stock held by WFI Co-Investments. The reported owner’s address is 5800 Armada Drive, Suite 100, Carlsbad, CA 92008. We have been advised by this entity that Gary and Mary West have voting and investment control over any such shares that may be issued in connection with the exercise of the warrants.

(5)NL Ventures, LLC is a Delaware limited liability company whose sole member is Pangea Equity Partners II, L.P (“Pangea Equity Partners”). Pangea Properties is the general partner of Pangea Equity Partners. Mr. Martay is the Chief Executive Officer of Pangea Properties and may be deemed to exercise voting and investment control over the shares held by NL Ventures, LLC. Mr. Martay disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein. Excludes 90,695 shares of common stock issuable upon the exercise of warrants currently exercisable and held by NLCP Holdings, LLC, which are beneficially owned by NL Ventures, LLC. The reported owner’s address is 100 N. Riverside Plaza Suite 1800, Chicago, IL 60606.
(6)Excludes (i) 42,980 shares of common stock issuable upon the exercise of warrants currently exercisable and held by NLCP Holdings, LLC, which are beneficially owned by Anthony Coniglio and are out of the money; (ii) 4,038 RSUs granted in connection with the 2021 Equity Incentive Plan ("the Plan"), scheduled to vest, subject to continued service, on February 28, 2027; (iii) 7,813 RSUs granted in connection with the Plan, scheduled to vest ratably, subject to continued service, on February 15, 2027 and 2028; and (iv) 16,240 RSUs granted in connection with the Plan, scheduled to vest ratably, subject to continued service, on March 11, 2027, 2028 and 2029.
(7)Includes (i) 20,306 vested RSUs; (ii) 6,250 RSUs granted in connection with the Plan, scheduled to vest 100%, subject to continued service, on June 4, 2026; and (iii) 54,921 shares of common stock issuable upon the exercise of LPI Units held by Heldon Capital LLC, which is controlled by Gordon DuGan. LPI Units are redeemable for cash or, at the option of the Issuer, convertible into shares of the Issuer's common stock on a one-for-one basis. Excludes 87,976 shares of common stock issuable upon the exercise of his vested options, which are out of the money.
(8)Includes (i) 13,146 vested RSUs; and (iii) 4,167 RSUs granted in connection with the Plan, scheduled to vest 100%, subject to continued service, on June 4, 2026. Excludes 5,774 shares of common stock issuable upon the exercise of warrants currently exercisable and held by NLCP Holdings, LLC, which are beneficially owned by Peter Martay and are out of the money.
(9)Includes (i) 23,641 shares of common stock held by Alan Carr's spouse, by virtue of her sole voting power over the shares; (ii) 15,538 vested RSUs; and (iii) 4,167 RSUs granted in connection with the Plan, currently scheduled to vest 100%, subject to continued service, on June 4, 2026.
(10)Includes (i) 13,514 vested RSUs; and (ii) 4,167 RSUs granted in connection with the Plan, scheduled to vest 100%, subject to continued service, on June 4, 2026.
(11)Includes (i) 12,863 vested RSUs; and (ii) 4,167 RSUs granted in connection with the Plan, scheduled to vest 100%, subject to continued service, on June 4, 2026.
(12)Excludes (i) 1,554 RSUs granted in connection with the Plan, scheduled to vest, subject to continued service, on February 28, 2027; (ii) 3,005 RSUs granted in connection with the Plan, scheduled to vest ratably, subject to continued service, on February 15, 2027 and 2028; and (iii) 6,246 RSUs granted in connection with the Plan, scheduled to vest ratably, subject to continued service, on March 11, 2027, 2028 and 2029.
(13)Includes (i) 1,563 vested RSUs; and (ii) 4,167 RSUs granted in connection with the Plan, scheduled to vest 100%, subject to continued service, on June 4, 2026.

EXECUTIVE OFFICERS
Set forth below is information concerning our executive officers, as of the date hereof. Unless otherwise indicated, the business address of all of our directors and executive officers is 50 Locust Ave, First Floor, Suite 8, New Canaan, CT 06840.

Name	Age	Position
Anthony Coniglio	57	President, Chief Executive Officer and Director
Lisa Meyer	61	Chief Financial Officer, Treasurer and Secretary
Information is set forth below regarding the background of our executive officers who are not also directors. Please see “Proposal No. 1. Election of Directors” for the background information of Mr. Coniglio, our executive officer who is also a director.
Lisa Meyer
Lisa Meyer, 61, is our Chief Financial Officer, Treasurer and Secretary. Ms. Meyer joined our Company in June of 2022. Prior to joining the Company, Ms. Meyer served as President, Chief Financial Officer and Treasurer of Western Asset Mortgage Capital Corporation ("WMC"), formerly a New York Stock Exchange listed mortgage REIT, from October 2021 until June 2022. She previously served as Western Asset Mortgage Capital Corporation’s Chief Financial Officer and Treasurer from June 2016 and as Interim Chief Financial Officer beginning in November 2015. From 2011 to November 2015, Ms. Meyer was a Managing Director of FTI, Consulting Inc. ("FTI") (NYSE: FCN), in the Real Estate Solutions practice where she focused on providing services related to financial reporting, research and interpretation of generally accepted accounting principles and assistance with SEC regulatory matters, primarily to REITs, financial services companies, as well as real estate private equity funds and other real estate operating companies. Ms. Meyer has over 30 years of experience in the real estate and real estate finance industries working with publicly traded mortgage and equity REITs, non-traded REITs, private real estate companies, real estate operators and private equity funds. Prior to joining FTI, from 2005 to 2011 Ms. Meyer served as the Chief Accounting Officer for NorthStar Realty Finance Corp. (NYSE: NRF). During 2011, Ms. Meyer also served as NorthStar’s Interim Chief Financial Officer and served as the Chief Financial Officer/Chief Accounting Officer of two public non-traded REITs, NorthStar Real Estate Income Trust and NorthStar Senior Care Trust. From 1994 to 2005, Ms. Meyer worked for Ernst & Young LLP in the Global Real Estate Group, where she last served as an Assurance Senior Manager, focusing on complex and specialized accounting and audit issues for a diverse group of publicly traded and privately held real estate and real estate finance clients. Ms. Meyer received a M.S. in finance from Northeastern University - D’Amore-McKim School of Business and a bachelor of arts degree in accounting and economics from the City University of New York - Queens College and she is a Certified Public Accountant in the State of New York.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Review, Approval or Ratification of Transactions with Related Persons
Our board of directors has adopted a written policy regarding transactions with related parties, which we refer to as our “Related Party Transaction Policy.” Our Related Party Transaction Policy requires that a “related person” (as defined in Item 404(a) of Regulation S-K) must promptly disclose all transactions with related parties (as described in Item 404(a) of Regulation S-K) to the Secretary of the Company. All related party transactions must be approved or ratified by the audit committee of the board of directors. As a general rule, directors interested in a related party transaction will recuse themselves from any vote on a related party transaction in which they have an interest. The audit committee will consider all relevant facts and circumstances when deliberating such transactions, including whether such transactions are in, or not inconsistent with, the best interests of the Company.
Investor Rights Agreement
In connection with the Merger, we entered into the Investor Rights Agreement. The Investor Rights Agreement provides the stockholders party thereto with certain rights with respect to the nomination of members to our board of directors. Pursuant to the Investor Rights Agreement, for so long as HG Vora owns (i) at least 9% of our issued and outstanding common stock for 60 consecutive days, HG Vora may nominate two of the members of our board of directors; and (ii) at least 5% of our issued and outstanding common stock for 60 consecutive days, HG Vora may nominate one member of our board of directors. If HG Vora owns less than 5% of our issued and outstanding common stock for 60 consecutive days, then HG Vora may not nominate any members of our board of directors pursuant to the Investor Rights Agreement. HG Vora has nominated Alan Carr and Joyce Johnson for election at our 2026 Annual Meeting.
NL Ventures, LLC (“Pangea”) may nominate one member of our board of directors for so long as Pangea owns at least 4% of our issued and outstanding common stock for 60 consecutive days. If Pangea owns less than 4% of our issued and outstanding common stock for 60 consecutive days, then Pangea may not nominate any members of our board of directors pursuant to the Investor Rights Agreement. Pangea has nominated Peter Martay for election at our 2026 Annual Meeting.
West Investment Holdings, LLC, West CRT Heavy, LLC, Gary and Mary West Charitable Trust, Gary and Mary West 2012 Gift Trust and WFI Co-Investments acting unanimously, collectively referred to as the “West Stockholders,” may nominate one member of our board of directors for so long as the West Stockholders own in the aggregate at least 5% of the issued and outstanding shares of our common stock. If the West Stockholders own in the aggregate less than 5% of our issued and outstanding common stock for 60 consecutive days, then the West Stockholders may not nominate any members of the combined company’s board of directors pursuant to the Investor Rights Agreement. West Stockholders have nominated Dina Rollman for election at our 2026 Annual Meeting.
For a discussion of the compensation these directors will receive, see “Executive Officer and Director Compensation—Director Compensation.”
Grant of Option to Purchase Shares of our Common Stock
In connection with the internalization of our external manager in 2020 (our “Internalization”), we granted each of Mr. Pringle, our former Chief Operating Officer and Secretary and Mr. DuGan, the chair of our board of directors, an option to purchase 87,976 shares of our common stock. The fair value of each option award was $429,323, estimated on the date of grant using the Black-Scholes model. The options granted to Mr. Pringle have vested and became exercisable upon the termination of Mr. Pringle’s service with us on May 31, 2021. The options granted to Mr. DuGan have vested and became exercisable on July 15, 2022. The options expire on July 15, 2027 or, in the case of Mr. DuGan, upon the termination for cause as defined in his option agreement.
Registration Rights
If we file a registration statement with respect to an underwritten offering for our own account or on behalf of a stockholder, which is a party to the Investor Rights Agreement, each such stockholder will have the right, subject to certain limitations, to register such number of registrable shares held by him, her or it as each such holder requests. In addition, certain stockholders of our company and of the company we acquired in 2021 have demand rights to require us, subject to certain limitations, to undertake an underwritten offering, so long as the registrable securities to be registered in such offering will have a market value of at least $10 million. We have agreed to pay all of the expenses relating to such registration statements, except that such expenses shall not include any underwriting fee or discounts, transfer taxes and transfer fees.
Employment Agreements
We have employment agreements with Mr. Coniglio and Ms. Meyer. For a description of the terms of these employment agreements, see “Executive Officer and Director Compensation—Employment Agreements of our Current Named Executive Officers.”

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION
Compensation of Named Executive Officers
The tables and footnotes below summarize the total compensation we paid to our President and Chief Executive Officer, Anthony Coniglio, and our Chief Financial Officer, Treasurer and Secretary, Lisa Meyer or our “named executive officers.”
Farient Advisors LLC (“Farient”), an independent compensation consultant, provided advice and support to the compensation committee for our executive compensation program. Farient was retained directly by the compensation committee, which, in its sole discretion, has sole authority to select, approve, retain, terminate and oversee its relationship with the firm. Farient did not provide any other consulting services to the Company or any of our executive officers in 2025. In selecting a compensation consultant, the compensation committee considers the independence of such consultant in accordance with any applicable rules and regulations of the SEC and other applicable laws relating to independence of advisors and consultants. The compensation committee concluded that no conflict of interest exists that would prevent Farient from independently advising the compensation committee.
The following is a non-exhaustive list of items that our compensation committee considers in formulating our compensation philosophy and applying that philosophy to the implementation of our overall compensation program for named executive officers and other employees:
•attraction and retention of talented and experienced executives in our industry;
•motivation of our executives whose knowledge, skills and performance are critical to our success;
•alignment of the interests of our executive officers and stockholders by motivating executive officers to increase stockholder value and rewarding executive officers when stockholder value increases; and
•encouragement of our executives to achieve meaningful levels of ownership of our stock.
We have employment agreements with each of Mr. Coniglio and Ms. Meyer. See “Employment Agreements of Our Current Named Executive Officers.”
We are an “emerging growth company” and “smaller reporting company under the federal securities laws and, as such, we have elected to comply with certain reduced disclosure requirements, including in the area of executive compensation.
Base Salary
Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of our executive compensation program. The relative levels of base salary for our named executive officers are designed to reflect each executive officer’s scope of responsibility and accountability with the Company. We have entered into employment agreements with each of our named executive officers. For 2026, annual base salaries are $400,000 for Mr. Coniglio and $370,000 for Ms. Meyer. The base salary amounts earned by each named executive officer in 2025 are reflected in the “Salary” column of the Summary Compensation Table.
Annual Cash Bonuses
We provide our named executive officers with short-term incentive compensation through an annual cash bonus plan. Annual bonus compensation holds executives accountable, rewards the executives based on actual business results and helps create a “pay for performance” culture. Our 2026 annual cash bonus plan provides cash incentive award opportunities based on a quantitative and qualitative assessment by the compensation committee of the Company’s performance and the named executive officer’s individual performance and leadership.
The payment of awards to the named executive officers for 2025 was both performance-based and subject to the discretion of the compensation committee. The 2025 cash bonus target for Mr. Coniglio was 75% of his base salary. The 2025 cash bonus target for Ms. Meyer was 71% of her annual base salary. The annual cash bonus paid to each named executive officer with respect to 2025 performance is set forth in the “Non-Equity Incentive Compensation” column in the Summary Compensation Table.
Equity-Based Awards
To further align the interests of our executive officers with the interests of our stockholders and to further focus our executive officers on our long-term performance, in 2021, we began granting awards in the form of RSUs and performance stock units (“PSUs”) to our named executive officers and board members in connection with the Plan. The Plan is administered by our compensation committee, which interprets the Plan and has broad discretion to select the eligible persons to whom awards will be granted, as well as the type, size and terms and conditions of each award, including the amount of cash or number of shares subject to awards and the expiration date of, and the vesting schedule or other restrictions (including, without limitation, restrictive covenants) applicable to, awards.
The Plan will automatically terminate on August 12, 2031, the date which is ten years following the effective date of the Plan. Awards granted before the termination of the Plan may extend beyond that date in accordance with their terms.
RSUs are subject to restrictions on transfer and may be subject to a risk of forfeiture if the award recipient ceases to be an employee or director of the Company prior to vesting of the award. Each RSU represents the right to receive one share of common stock upon vesting. Each vested RSU is also entitled to receive an accumulated dividend payment equal to the dividend paid on each share of common stock during the vesting period.
The earning of PSUs is contingent upon meeting certain performance hurdles during each performance period. The actual number of PSUs earned will range from 0% to 200% depending on the performance levels achieved. The performance periods for PSUs are three years. PSU's are recorded at their fair value at the date of grant calculated in accordance with generally accepted accounting principles. Refer to Note 9 - Stock Based Compensation of our Annual Report on Form 10-K filed with the SEC on March 6, 2026 for further details around the PSU valuation method.
PSUs are subject to restrictions on transfer and may be subject to a risk of forfeiture if the award recipient ceases to be an employee of the Company prior to issuance of the award. Each PSU represents the right to receive one share of common stock upon the achievement of the performance hurdles during the performance period. Each issued PSU is also entitled to receive an accumulated dividend payment equal to the dividend paid on each share of common stock during the performance period. If PSUs do not meet the performance hurdles and are cancelled, no dividends are paid on the cancelled units.
Summary Compensation Table
The following table provides information regarding the 2025 and 2024 compensation of our named executive officers.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)		All Other Compensation(2)	Total
Executive Officers
Anthony Coniglio, President, Chief Executive Officer and Director	2025	$400,000	$253,000	$544,734	(3)	$—	$1,197,734
	2024	$400,000	$233,974	$683,919	(4)	$—	$1,317,893
Lisa Meyer, Chief Financial Officer, Treasurer, and Secretary	2025	$350,000	$233,000	$209,509	(5)	$—	$792,509
	2024	$350,000	$239,596	$263,045	(6)	$—	$852,641
(1)Represents the aggregate grant date fair value of RSUs and PSUs determined in accordance with ASC 718 Compensation - Stock Compensation (“ASC 718”). The assumptions and methodologies used to value the stock awards granted, are set forth in Note 9 - Stock-Based Compensation of our 2025 Annual Report on Form 10-K. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. PSUs are forfeited if the performance hurdles are not met during the performance period.
(2)Excludes dividends earned and accrued dividends on vested and unvested RSUs and PSUs since dividends were factored into these awards' grant date fair value.
(3)Represents the aggregate grant date fair value of 11,719 RSUs and 27,344 PSUs granted during 2025 in connection with Mr. Coniglio’s services.
(4)Represents the aggregate grant date fair value of 12,112 RSUs and 28,261 PSUs granted during 2024 in connection with Mr. Coniglio’s services.

(5)Represents the aggregate grant date fair value of 4,507 RSUs and 10,517 PSUs granted during 2025 in connection with Ms. Meyer’s services.
(6)Represents the aggregate grant date fair value of 4,658 RSUs and 10,870 PSUs granted during 2024 in connection with Ms. Meyer’s services.
Comprehensive Compensation Policy
We believe that the compensation of our executive officers and directors should align their interests with those of the stockholders in a way that encourages prudent decision-making, links compensation to our overall performance, provides a competitive level of total compensation necessary to attract and retain talented and experienced officers and motivates the executive officers and directors to contribute to our success. All of our executive officers will be eligible to receive performance-based compensation under our Plan.
The purpose of the Plan is to attract and retain employees, non-employee directors and consultants, and advisors. The Plan provides for the issuance of incentive stock options, non-qualified stock options, stock awards, stock units, stock appreciation rights, other stock-based awards, and cash awards. The Plan is intended to provide an incentive to participants to contribute to our economic success by aligning the economic interests of participants with those of our stockholders.
Outstanding Equity Awards at Fiscal Year-End
The following table provides stock award information regarding outstanding equity awards held by each of the named executive officers as of December 31, 2025.

Name and Principal Position	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Current Executive Officers
Anthony Coniglio, President, Chief Executive Officer and Director	24,093	$383,681	55,605	(2)	$885,510
Lisa Meyer, Chief Financial Officer, Treasurer, and Secretary	8,528	$135,808	21,387	(3)	$340,588

(1)The market value is calculated by multiplying the number of unvested units by $15.93, the closing market price of our common stock on December 31, 2025, the last business day of the most recently completed fiscal year.
(2)23,924 PSUs vested on December 31, 2025 and were subsequently issued on January 22, 2026.
(3)5,092 PSUs vested on December 31, 2025 and were subsequently issued on January 22, 2026.
Employment Agreements of our Current Named Executive Officers
We have entered into employment agreements with Mr. Coniglio and Ms. Meyer. The principal terms of the employment agreements are summarized below.
Position
The employment agreement with Mr. Coniglio provides that he will be employed as our President and Chief Executive Officer. The employment agreement with Ms. Meyer provides that she will be employed as our Chief Financial Officer, Treasurer and Secretary. Each employment agreement provides that the executive will devote substantially all of their business time and attention to our company’s business and affairs.
Term
The employment agreement with Mr. Coniglio was automatically extended on March 18, 2026 for a one-year term. Beginning on each subsequent anniversary, the agreement will automatically extend for an additional one-year term unless (i) earlier terminated or (ii) either the Company or Mr. Coniglio gives the other party written notice at least ninety (90) days prior to the end of the then-existing term that the term of the employment agreement shall not be further extended.

The employment agreement with Ms. Meyer will be automatically extended, for a one-year term beginning June 13, 2026. Beginning on each subsequent anniversary, the agreement will automatically extend for an additional one-year term unless (i) earlier terminated or (ii) either the Company or Ms. Meyer gives the other party written notice at least ninety (90) days prior to the end of the then-existing term that the term of the employment agreement shall not be further extended.
Compensation
The employment agreement for Mr. Coniglio provides an annualized base salary $400,000. The board or the compensation committee of the board may increase Mr. Coniglio’s annual base salary during the term of the employment agreement. The employment agreement also provides that Mr. Coniglio will have the opportunity to earn an annual cash performance bonus during the term, with a target annual cash bonus of $300,000 and a maximum annual cash bonus opportunity of $600,000. The annual cash bonus actually earned in each calendar year based on the attainment of Company and individual performance goals established in consultation with the compensation committee.
The employment agreement for Ms. Meyer provides an annualized base salary will be $370,000. The board or the compensation committee of the board may increase Ms. Meyer’s annual base salary during the term of the employment agreement. The employment agreement also provides that Ms. Meyer will have the opportunity to earn an annual cash performance bonus during the term, with a target annual cash bonus of $277,500. The annual cash bonus actually earned in each calendar year based on the attainment of Company and individual performance goals established in consultation with the compensation committee. The employment agreement also provides that Ms. Meyer will be eligible to receive annual equity incentive grants under and subject to the terms and conditions of the Company’s Plan. The target value of Ms. Meyer’s annual equity grant shall be $250,000.
Each employment agreement also provides that each executive will be eligible to participate in our retirement and welfare benefit plans, and is entitled to four weeks of vacation, in each calendar year.
Termination
Each employment agreement provides that the executive’s employment may be terminated prior to the expiration of the term. The executive’s employment may be terminated by us with or without cause (as defined in the employment agreements) or on account of the executive’s disability.
Each employment agreement provides that the executive may resign with good reason. Each employment agreement defines the term “good reason” to be (i) a material diminution of the executive’s position, authority, duties or responsibilities or, for Mr. Coniglio, the assignment to the executive of any duties that are materially inconsistent with executive's position, and; (ii) a reduction in the executive’s salary or bonus opportunity. To constitute good reason, the executive must give us written notice within thirty days after the applicable circumstance, and we fail to correct the circumstance within thirty days after we receive the executive’s notice.
Payments Upon Termination
Mr. Coniglio's employment agreement provides additional benefits upon a termination of employment by the Company without cause (as defined in the employment agreement) or upon Mr. Coniglio’s resignation for good reason (as defined in the employment agreement); provided that Mr. Coniglio has given the Company a release and waiver of claims in the form attached to the employment agreement. Mr. Coniglio is entitled to receive (i) the accrued obligations; (ii) any unpaid annual cash bonus for a prior fiscal year; (iii) a pro-rated target Annual Cash Bonus for the year in which the termination occurs; (iv) a payment equal to two times (A) the sum of his annual base salary in effect on the date of termination plus (B) the target annual cash bonus for the year in which the termination occurs and (v) a payment equal to the amount of the applicable COBRA premiums for 18 months. All outstanding equity based awards held by Mr. Coniglio shall immediately vest, and, as applicable, be paid or distributed and/or become exercisable in full.

If Mr. Coniglio is terminated for cause, he will be entitled to receive accrued obligations and any obligations under his employment agreement that continue after termination of employment or in any other agreements between Mr. Coniglio and the Company pursuant to any outstanding equity-based awards. Mr. Coniglio will not be eligible to receive any unpaid annual cash bonus, including any unpaid annual cash bonus for a prior fiscal year.

Additionally, if Mr. Coniglio's employment agreement terminates as a result of his death or disability (as defined in his employment agreement); provided that, in the case of termination as a result of Mr. Coniglio’s disability, Mr. Coniglio has given the Company a release and waiver of claims in the form attached to his employment agreement, Mr. Coniglio is entitled to receive additional compensation and benefits. Mr. Coniglio is entitled to receive (i) the accrued obligations; (ii) any unpaid annual cash bonus for a prior fiscal year; (iii) a pro-rated target annual cash bonus for the year in which the termination occurs; and (iv) a payment equal to the amount of the applicable COBRA premiums for 18 months. All outstanding equity based awards held by Mr. Coniglio shall immediately vest, and, if applicable, become exercisable in full.

Mr. Coniglio's employment agreement also provides that, if Mr. Coniglio is terminated due to the Company’s non-renewal of his employment agreement at the end of the term, provided that Mr. Coniglio has given the Company a release and waiver of claims in the form attached to his employment agreement, Mr. Coniglio is entitled to receive (i) the accrued obligations; (ii) any unpaid annual cash bonus for a prior fiscal year; (iii) a pro-rated target annual cash bonus for the year in which the termination occurs and (iv) all outstanding Company equity based awards held by Mr. Coniglio will vest in accordance with the terms of such equity based award agreement. If the termination resulting from the Company’s non-renewal of the term of Mr. Coniglio's employment agreement occurs following a change in control of the Company (as defined in his employment agreement), provided that Mr. Coniglio has given the Company a release and waiver of claims in the form attached to his employment agreement, Mr. Coniglio is also entitled to receive (i) a payment equal to the amount of the applicable COBRA premiums for 18 months; and (ii) an additional payment. The amount of the additional payment is equal to one times Mr. Coniglio’s annual base salary and target annual cash bonus multiplied by a fraction, the numerator of which is 24 minus the number of months from the date of the change in control through the end of the then existing term of his employment agreement, and the denominator of which is 24.

Also, if Mr. Coniglio is terminated from employment due to the non-renewal of the term by the Company, with such termination occurring after the signing of a purchase or sale agreement that would result in a change of control, and the change of control is not consummated prior to such termination, and provided the Executive executes and does not timely revoke a written release in accordance with the terms of such release, then, he shall be entitled to receive, in lieu of any payments under any severance plan or program for employees or executives, the payments and benefits set forth in the previous paragraph.

Ms. Meyer's employment agreement provides additional benefits upon a termination of employment by the Company without cause (as defined in the employment agreement) or upon Ms. Meyer’s resignation for good reason (as defined in her employment agreement); provided that Ms. Meyer has given the Company a release and waiver of claims in the form attached to her employment agreement. Ms. Meyer is entitled to receive (i) the Accrued Obligations; (ii) any unpaid Annual Cash Bonus for a prior fiscal year; (iii) a pro-rated target annual cash bonus for the year in which the termination occurs; (iv) a payment equal to one times the sum of her annual base salary in effect on the date of termination and target Annual Cash Bonus for the year in which the termination occurs; (v) all outstanding equity grants awarded as of the date of termination and (vi) a payment equal to the amount of the applicable COBRA premiums for 18 months. All outstanding equity grants awarded to Ms. Meyer shall be subject to any applicable accelerated or continuing vesting provisions set forth in the applicable grant instruments (as defined in the Plan).

Under Ms. Meyer's employment agreement, if Ms. Meyer is terminated for cause, she will be entitled to receive accrued obligations and any obligations under her employment agreement that continue after termination of employment or in any other agreements between Ms. Meyer and the Company pursuant to any outstanding equity-based awards. Ms. Meyer will not be eligible to receive any unpaid annual cash bonus, including any unpaid annual cash bonus for a prior fiscal year.

Additionally, if Ms. Meyer's employment agreement terminates as a result of Ms. Meyer’s death or disability (as defined in her employment agreement); provided that, in the case of termination as a result of Ms. Meyer’s disability, Ms. Meyer’s has given the Company a release and waiver of claims in the form attached to her employment agreement, Ms. Meyer is entitled to receive additional compensation and benefits. Ms. Meyer is entitled to receive (i) the accrued obligations; (ii) any unpaid annual cash bonus for a prior fiscal year; (iii) a pro-rated target annual cash bonus for the year in which the termination occurs; and (iv) a payment equal to the amount of the applicable COBRA premiums for 18 months. All outstanding equity grants awarded to Ms. Meyer shall be subject to any applicable accelerated or continuing vesting provisions set forth in the applicable Grant Instruments.

Ms. Meyer's employment agreement also provides that, if Ms. Meyer is terminated due to the Company’s non-renewal of the employment agreement at the end of the term, provided that Ms. Meyer has given the Company a release and waiver of claims in the form attached to her employment agreement, Ms. Meyer is entitled to receive (i) the accrued obligations; (ii) any unpaid annual cash bonus for a prior fiscal year; (iii) a pro-rated target annual cash bonus for the year in which the termination occurs, and (iv) all outstanding Company equity based awards held by Ms. Meyer, which will vest, and, if applicable, be paid in accordance with the terms of such equity based award agreement. If the termination resulting from the Company’s non-renewal of the term of Ms. Meyer's employment agreement occurs following a change in control of the Company (as defined in her employment agreement), provided that Ms. Meyer has given the Company a release and waiver of claims in the form attached to her employment agreement, Ms. Meyer is also entitled to receive (i) a payment equal to the amount of the applicable COBRA premiums for 18 months; and (ii) an additional payment. The amount of the additional payment is equal to one times Ms. Meyer’s annual base salary and target annual cash bonus multiplied by a fraction, the numerator of which is 12 minus the number of months from the date of the change in control through the end of the then existing term of Ms. Meyer's employment agreement, and the denominator of which is 12. In the event of a non-renewal after which Ms. Meyer remains employed by the Company, no severance compensation will be due solely by reason of such non-renewal, provided that any future termination may qualify for severance.

Also, if Ms. Meyer is terminated from employment due to the non-renewal of the term by the Company, with such termination occurring after the signing of a purchase or sale agreement that would result in a change of control, and the change of control is not consummated prior to such termination, and provided Ms. Meyer executes and does not timely revoke a written release in accordance with the terms of such release, then, she shall be entitled to receive, in lieu of any payments under any severance plan or program for employees or executives, the payments and benefits set forth in the previous paragraph.
Section 280G
The compensation and benefits provided under the employment agreements, especially the payments due upon a termination without cause or a resignation with good reason in connection with a change in control could constitute “parachute payments” under Section 280G of the Internal Revenue Code of 1986 (the "Code"), i.e., compensation or benefits payable on account of a change in control.
Section 280G of the Code has special rules that apply to “parachute payments.” If certain individuals receive parachute payments in excess of a safe harbor amount, the payor is denied a federal income tax deduction for a portion of the payments and the recipient must pay a 20% excise tax, in addition to income tax, on a portion of the payments.
Each employment agreement has a provision that addresses the treatment of “parachute payments.” If each of Mr. Coniglio and Ms. Meyer are entitled to receive “parachute payments” that exceed the safe harbor amount prescribed by the Code, then executive and Company will reasonably cooperate with one another to attempt to mitigate the impact of Section 280G of the Code.
Executive’s Covenants
Each employment agreement prohibits the executive from engaging in competitive employment or business endeavors during a “restriction period” and also prohibits the executive, during the restriction period, from soliciting the employment of company employees or employees of its subsidiaries or any employee, consultant or independent contractor of the Company or its subsidiaries. The “restriction period” includes the period of the executive’s employment and continues following a termination of executive’s employment until the first anniversary of termination.
Each employment agreement also requires the executive to maintain the confidentiality of information about us during the term of employment and following a termination of employment.

Director Compensation
The following table contains compensation information for each of our non-employee directors who served on our board of directors during the year ended December 31, 2025. Any director who is an employee of us or any of our subsidiaries will not receive any compensation for their services as directors.

Name		Year	Fees Earned or Paid in Cash	Stock Awards(1)		All Other Compensation	Total

Gordon DuGan		2025	$72,679	$90,000	(2)	$-	$162,679
Alan Carr		2025	$51,071	$60,000	(3)	$-	$111,071
Joyce Johnson		2025	$56,071	$60,000	(3)	$-	$116,071
Peter Kadens	(4)	2025	$22,213	$-		$-	$22,213
Peter Martay		2025	$53,750	$60,000	(3)	$-	$113,750
Dina Rollman		2025	$45,714	$60,000	(3)	$-	$105,714
David Weinstein		2025	$50,000	$60,000	(3)	$-	$110,000
(1)As of December 31, 2025, Messrs. DuGan, Carr, Martay and Weinstein, and Mses. Johnson and Rollman each held 26,556, 19,705, 17,313, 17,681, 17,030, and 5,730 outstanding RSUs, respectively. In accordance with director grant agreements, vested RSUs cannot be converted to common stock until the director separates from the Company.
(2)Represents the aggregate grant date fair value of 6,250 RSUs granted for services on our board of directors. The RSUs are expected to vest 100% on the earlier of (i) the first anniversary of the date of grant or (ii) the date of the Company's 2026 Annual Meeting of Stockholders, subject to continued employment or service until the applicable vesting date.
(3)Represents the aggregate grant date fair value of 4,167 RSUs granted for services on our board of directors. The RSUs are expected to vest 100% on the earlier of (i) the first anniversary of the date of grant and (ii) the date of the Company's 2026 Annual Meeting of Stockholders, subject to continued employment or service until the applicable vesting date.
(4)Effective June 5, 2025, Mr. Kadens resigned from the board of directors. Mr. Kaden's 2025 compensation was prorated for his services on our board of directors for the period from January 1, 2025 through June 5, 2025, and he was granted 1,450 shares of the Company's common stock in lieu of cash compensation for his service during the period. Additionally, on the date of Mr. Kaden's separation from the Company's board of directors, 13,146 vested RSUs were converted to common stock. These awards are not presented in the table.
Director Compensation Program
Our board of directors established a non-employee director compensation program upon the closing of our initial public offering with the following components:
We pay our chair of our board of directors, Mr. DuGan, who is an independent director, an annual cash retainer of $60,000 payable in advance in quarterly installments in conjunction with quarterly meetings of our board of directors.
We pay each of Mr. Carr, Ms. Johnson, Mr. Martay, Ms. Rollman and Mr. Weinstein an annual cash retainer of $40,000 payable in advance in equal quarterly installments in conjunction with quarterly meetings of our board of directors.
We pay the chair of our audit committee an annual cash retainer of $17,500. Prior to the 2025 Annual Meeting, Ms. Johnson was the chair of the audit committee and she was paid $8,750 for her service as chair of the audit committee through June 5, 2025. From June 6, 2025 through December 31, 2025, Mr. Martay was paid $8,750 for his service as chair of the audit committee. The chair of our compensation committee is paid an annual cash retainer of $15,000. Prior to the 2025 Annual Meeting, Mr. Carr was the chair of the compensation committee and he was paid $6,250 for his service as chair of the compensation committee through June 5, 2025. From June 6, 2025 through December 31, 2025, Ms. Johnson was paid $7,500 for her service as chair of the compensation committee. We pay the chair of our ESG committee an annual cash retainer of $10,000. Prior to the 2025 Annual Meeting, Mr. Kadens was the chair of the ESG committee and he was paid $5,750 for his service as chair of the ESG committee through June 5, 2025. From June 6, 2025 through December 31, 2025, Ms. Rollman was paid $5,000 for her service as chair of the ESG committee. We pay the chair of our nominating and corporate governance committee an annual cash retainer of $10,000. Prior to the 2025 Annual Meeting, Mr. Dugan was the chair of the nominating and corporate governance committee and he was paid $3,750 for his service as chair of the nominating and corporate governance committee through June 5, 2025. From June 6, 2025 through December 31, 2025, Mr. Carr was paid $5,000 for his service as chair of the nominating and corporate governance committee. We pay the chair of our investment committee an annual cash retainer of $10,000. Prior to the 2025 Annual Meeting, Messrs. DuGan and Martay served as co-chairs of the investment committee and each was paid $4,375 for his service as co-chair of the investment committee through June 5, 2025. Following the 2025 Annual Meeting, Mr. Weinstein was appointed the sole chair of investment committee and from June 6, 2025 through December 31, 2025 he was paid $5,000 for his service as chair. We pay each member of our board of directors who sits on two or more committees but is not a chair of a committee an annual cash retainer of $10,000. Prior to the 2025 Annual Meeting, Mr. Weinstein was a member of the investment committee and ESG committee and he was paid $5,000 for his service on these two committees through June 5, 2025. The annual cash retainer payments are payable in advance in equal quarterly installments. We pay each member of our board of directors a $1,500 meeting attendance fee for each board meeting attended, beginning with the eleventh board meeting held per annum. We pay each board member a $1,500 meeting attendance fee for each committee meeting attended, beginning with the eleventh meeting of each committee held per annum.
Each of our directors, except for Mr. Coniglio, may elect to receive RSUs in lieu of cash compensation. This election is to be made at the time of the annual meeting each year and is effective until the subsequent annual meeting. During 2024, for the period from June 6, 2024 through June 5, 2025, Mr. Kadens elected to receive RSUs in lieu of cash compensation. Mr. Coniglio does not participate in this compensation arrangement and receives no additional compensation for his service on our board of directors.
The restricted stock units granted to directors in connection with the Plan will vest on the earlier of (i) the first anniversary of the date of grant and (ii) the date of the Company's Annual Meeting of Stockholders, subject to continued employment or service until the applicable vesting date. In accordance with director grant agreements, any vested RSUs granted in connection with the Plan cannot be converted to common stock until the director separates from the Company.
Equity Compensation Plan Information
Prior to the consummation of our IPO, the Plan was adopted by our board and approved by our shareholders. Under the terms of the Plan , the aggregate number of shares of awards will be no more than 2,275,727 of common stock shares. If and to the extent shares of awards granted under the Plan, expire or are canceled, forfeited, exchanged or surrendered without having been exercised, or if any stock awards, stock units or other stock-based awards are forfeited, terminated or otherwise not paid in full, the shares subject to such grants shall again be available for issuance or transfer under the Plan. If units are withheld to pay taxes upon vesting, units are not recycled back into the Plan. The Plan has a term of ten years, through August 12, 2031. The following table sets forth certain information regarding the Plan as of December 31, 2025:

Plan Category	Number of Shares to be Issued upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance under Equity Compensation Plans(2)
Equity compensation plans approved by security holders	319,833		1,837,680
Equity compensation plans not approved by security holders	—	—	—
Total	319,833	—	1,837,680

(1)Consists of awards granted under the Plan. This amount includes 68,497 vested RSUs, 68,336 unvested RSUs, 153,984 unvested PSUs and 29,016 PSUs that were issued on January 22, 2026. The number of unvested PSUs reflects the maximum number of shares issuable if the maximum performance criteria are achieved. There is no weighted-average exercise price for these RSUs and PSUs.
(2)Reflects shares available for issuance under the Plan, assuming that maximum performance is achieved with respect to PSUs.

STOCKHOLDER PROPOSALS AND NOMINATIONS
Pursuant to Rule 14a-8, any stockholder desiring to make a proposal to be acted upon at the 2026 Annual Meeting of stockholders must present such proposal to the Company at its principal office in New Canaan, Connecticut not later than December 24, 2026, in order for the proposal to be considered for inclusion in the Company’s proxy statement. The Company will not consider proposals received after December 24, 2026 for inclusion in the Company’s proxy materials for the Company’s 2027 Annual Meeting of stockholders.
A stockholder nomination of a person for election to the Company's board of directors or a proposal for consideration at the Company's 2027 Annual Meeting of Stockholders not intended to be included in our proxy statement pursuant to Rule 14a-8 must be submitted in accordance with the advance notice procedures and other requirements set forth in the Company's Bylaws. Pursuant to the Company's Bylaws, we must receive timely notice of the nomination or other proposal in writing by not later than 5:00 p.m., Eastern Time, on December 24, 2026, nor earlier than November 24, 2026. However, in the event that the 2027 Annual Meeting of Stockholders is advanced or delayed by more than 30 days from the first anniversary of the date of the 2026 Annual Meeting of Stockholders, notice by the stockholder to be timely must be received no earlier than the 150th day prior to the date of the meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of the meeting or the 10th day following the date of the first public announcement of the meeting.
Proposals should be sent via registered, certified or express mail to: 50 Locust Ave, First Floor, Suite 8, New Canaan, CT 06840, Attention: Lisa Meyer, Chief Financial Officer, Treasurer and Secretary.
ANNUAL REPORT ON FORM 10-K
Our Annual Report on Form 10-K was filed with the SEC on March 6, 2026 and is being made available to stockholders along with this Proxy Statement. A copy of the Annual Report on Form 10-K filed with the SEC, exclusive of the exhibits thereto, may also be obtained from us, without charge, by a request in writing. We will also furnish any exhibit to the Annual Report on Form 10-K upon the payment of reasonable fees relating to our expenses in furnishing the exhibit. Such requests should be directed to NLCP, at our New Canaan address stated herein, and to the attention of the Secretary. Beneficial owners must include in their written requests a good faith representation that they were beneficial owners of our Common Stock on April 9, 2026. Such requests should be directed to us at 50 Locust Ave, First Floor, Suite 8, New Canaan, CT 06840, Attention: Secretary.
The Notice of the 2026 Annual Meeting of Stockholders, Proxy Statement and Annual Report to Stockholders are available on the financial information web page of our website: https://www.newlake.com.

By order of the board of directors,

Lisa Meyer
Chief Financial Officer, Treasurer and Secretary

April 23, 2026

NewLake
CAPITAL PARTNERS

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NEWLAKE CAPITAL PARTNERS, INC.

The Board of Directors recommends you vote FOR the listed Nominees.

1. Election of Directors.

Nominees:	**For**	**Against**	**Abstain**
1a. Gordon DuGan	☐	☐	☐
1b. Alan Carr	☐	☐	☐
1c. Anthony Coniglio	☐	☐	☐
1d. Joyce Johnson	☐	☐	☐
1e. Peter Martay	☐	☐	☐
1f. Dina Rollman	☐	☐	☐
1g. David Weinstein	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 2.

NOTE: Voting items may include such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 2026 Notice, Proxy Statement and 2025 Annual Report are available at www.proxyvote.com.

V90780-P48039

NEWLAKE CAPITAL PARTNERS, INC.
Annual Meeting of Shareholders
June 4, 2026 11:00 AM ET
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Anthony Coniglio and Lisa Meyer, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent, with all powers possessed by the undersigned if personally present at the meeting, and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of NEWLAKE CAPITAL PARTNERS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 11:00 AM, ET on June 4, 2026, virtually at www.virtualshareholdermeeting.com/NLCP2026, and any adjournment, postponement or continuation thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side